   As filed with the Securities and Exchange Commission on December 19, 1995.

                                                       REGISTRATION NO. 33-63599
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            SUNRISE PRESCHOOLS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


             DELAWARE                          8351                      86-0532619
  (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

 9128 EAST SAN SALVADOR, SUITE 200, SCOTTSDALE, ARIZONA 85258, (602) 860-1611 (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND
                          PRINCIPAL PLACE OF BUSINESS)

                                 JAMES R. EVANS
                       CHAIRMAN OF THE BOARD & PRESIDENT
                       9128 EAST SAN SALVADOR, SUITE 200
                           SCOTTSDALE, ARIZONA  85258
                                 (602) 860-1611
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                WITH COPIES TO:

      CHRISTOPHER D. JOHNSON, ESQ.             WILLIAM L. TWOMEY, ESQ.
       SQUIRE, SANDERS & DEMPSEY                   HEWITT & MCGUIRE
        TWO RENAISSANCE SQUARE             19900 MACARTHUR BLVD., SUITE 1050
  40 NORTH CENTRAL AVENUE, SUITE 2700          IRVINE, CALIFORNIA  92715
        PHOENIX, ARIZONA  85004                TELEPHONE: (714) 798-0712
       TELEPHONE: (602) 528-4046                  FAX: (714) 798-0511
          FAX: (602) 253-8129

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                                                  ------------------------

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                           ---------------------------

IF THE DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /





THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                               PROPOSED          PROPOSED
                                                                                MAXIMUM          MAXIMUM
                                                                               OFFERING         AGGREGATE       AMOUNT OF
                   TITLE OF EACH                             AMOUNT TO BE      PRICE PER        OFFERING      REGISTRATION
         CLASS OF SECURITIES TO BE REGISTERED                 REGISTERED         SHARE            PRICE            FEE
--------------------------------------------------------------------------------------------------------------------------
Series C Preferred Stock(1)                                      421,666        $15.00         $6,324,900        $2,181
--------------------------------------------------------------------------------------------------------------------------
Common Stock issuable on conversion of Series C Preferred      2,976,455          $0               $0              $0
Stock(2)
--------------------------------------------------------------------------------------------------------------------------
TOTAL ...................................................................................................        $2,181
==========================================================================================================================


1. Includes shares of Series C Preferred Stock purchased to cover over-allotments, if any, and shares issuable pursuant to the Representatives' Warrants.

2. Pursuant to Rule 416, there is also being registered hereunder a presently undeterminable number of shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the Series C Preferred Stock.

===============================================================================
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

                            SUNRISE PRESCHOOLS, INC.
                             CROSS REFERENCE SHEET

               (Showing Location in the Prospectus of Information
             Required by Items 1 through 23, Part I, of Form SB-2)


Item in Form SB-2                                               Prospectus Caption
-----------------                                               ------------------
 1.   Front of Registration Statement and Outside Front
      Cover of Prospectus  . . . . . . . . . . . . . . . . . .  Facing Page of Registration Statement; Outside
                                                                Front Page of Prospectus
 2.   Inside Front and Outside Back Cover Pages of
      Prospectus . . . . . . . . . . . . . . . . . . . . . . .  Inside Front Cover Page of Prospectus;
                                                                Outside Back Cover Page of Prospectus

 3.   Summary Information and Risk Factors . . . . . . . . . .  Prospectus Summary; Risk Factors

 4.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . .  Prospectus Summary; Use of Proceeds

 5.   Determination of Offering Price  . . . . . . . . . . . .  Outside Front Cover Page of Prospectus; Risk
                                                                Factors; Underwriting

 6.   Dilution . . . . . . . . . . . . . . . . . . . . . . . .  *

 7.   Selling Stockholders . . . . . . . . . . . . . . . . . .  *

 8.   Plan of Distribution . . . . . . . . . . . . . . . . . .  Outside Front Cover Page of Prospectus; Underwriting

 9.   Legal Proceedings  . . . . . . . . . . . . . . . . . . .  *

10.   Directors, Executive Officers, Promoters and Control
      Persons  . . . . . . . . . . . . . . . . . . . . . . . .  Management

11.   Security Ownership of Certain Beneficial Owners and
      Management . . . . . . . . . . . . . . . . . . . . . . .  Principal Stockholders

12.   Description of Securities  . . . . . . . . . . . . . . .  Description of Securities

13.   Interest of Named Experts and Counsel  . . . . . . . . .  Experts; Legal Matters

14.   Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities . . . . . . . . . . . . .  Description of Securities

15.   Organization Within Last 5 Years . . . . . . . . . . . .  Prospectus Summary

16.   Description of Business  . . . . . . . . . . . . . . . .  Business; Risk Factors

17.   Management's Discussion and Analysis or Plan of
      Operation  . . . . . . . . . . . . . . . . . . . . . . .  Management's Discussion and Analysis of
                                                                Financial Condition and Results of Operations

18.   Description of Property  . . . . . . . . . . . . . . . .  Properties

19.   Certain Relationships and Related Transactions . . . . .  Certain Transactions

Item in Form SB-2                                               Prospectus Caption
-----------------                                               ------------------
20.   Market for Common Equity and Related Stockholder
      Matters  . . . . . . . . . . . . . . . . . . . . . . . .  Outside Front Cover Page of Prospectus;
                                                                Prospectus Summary; Dividends; Price Range
                                                                of Securities

21.   Executive Compensation . . . . . . . . . . . . . . . . .  Executive Compensation

22.   Financial Statements . . . . . . . . . . . . . . . . . .  Prospectus Summary; Selected Historical and
                                                                Pro Forma Consolidated Financial Data;
                                                                Financial Statements

23.   Changes in and Disagreements with Accountants on
      Accounting and Financial Disclosures . . . . . . . . . .  *


__________________________

*  Omitted because Item is not applicable.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED DECEMBER 11, 1995
PROSPECTUS
                            SERIES C PREFERRED STOCK
                            SUNRISE PRESCHOOLS, INC.


      The securities offered hereby are 333,333 shares of Series C Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock"), which are being offered by Sunrise Preschools, Inc. (the "Company" or "Sunrise"). The Series C Preferred Stock may be redeemed by the Company upon 20 days' notice to the holders of the Series C Preferred Stock, if the average of the closing asked prices of the common stock, $.01 par value, of the Company (the "Common Stock"), for a 20 consecutive trading-day period ending within five days prior to the date redemption notice is given by the Company has equaled or exceeded 150% of the conversion price of the Series C Preferred Stock. The Series C Preferred Stock has a 9% cumulative annual dividend, which is payable quarterly. Dividends payable on the Series C Preferred Stock after the first anniversary of the first sale of Series C Preferred Stock may, at the option of the Company, be paid in shares of Common Stock having a fair market value equal to the amount of the dividend. The Series C Preferred Stock ranks junior to the Company's Series B Preferred Stock, $1.00 par value (the "Series B Preferred Stock"), in terms of dividends and liquidation rights, but senior to all other capital stock of the Company. Each share of Series C Preferred Stock will be initially convertible into that number of shares of Common Stock determined by dividing the original purchase price of the Series C Preferred Stock by 120% of the average closing asked prices of the Common Stock for the twenty (20) consecutive trading-day period ending five days prior to the effective date of this offering of Series C Preferred Stock. Except as otherwise provided or required by law, the Series C Preferred Stock will vote as a single class with the holders of the Company's Common Stock and Series B Preferred Stock on all matters submitted to a vote of the stockholders of the Company. If the Company is in arrears on the payment of dividends on the Series C Preferred Stock for two or more quarters, during the continuation of such arrearage, the holders of the Series C Preferred Stock shall be entitled to elect two members to the Company's Board of Directors. For additional information regarding the rights, preferences and privileges of the Series C Preferred Stock, see "DESCRIPTION OF SECURITIES."



      The Company's Common Stock is quoted in the National Daily Quotation Service published daily by the National Quotation Bureau, Inc. under the symbol SUNR. Quotations for the Common Stock are also available through the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol 3SUNR. On December 8, 1995, the bid and asked prices for the Common Stock were $2.25 and $2.44, respectively. The Company's Common Stock and the Series C Preferred Stock has been approved for quotation on the Nasdaq SmallCap Market under the symbols SUNR and SUNRP, respectively.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION
        OR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

   THESE SECURITIES INVOLVE SUBSTANTIAL RISK.  SEE "RISK FACTORS" ON PAGE 10.

================================================================================
                                 UNDERWRITING DISCOUNTS    PROCEEDS TO COMPANY
               PRICE TO PUBLIC     AND COMMISSIONS(1)              (2)
--------------------------------------------------------------------------------
Per Share          $15.00                $1.50                    $13.50
Total(3)         $5,000,000            $500,000                 $4,500,000
================================================================================

(1) Excludes a nonaccountable expense allowance payable by the Company to W.B. McKee Securities, Inc. and South Coast Financial Securities, Inc. (the "Representatives") equal to 3% of the aggregate offering price of the Series C Preferred Stock. The Company has also agreed to (i) issue warrants to the Representatives (the "Representatives' Warrants") to purchase up to 38,333 shares of Series C Preferred Stock for $18.00 per share and (ii) grant to the Representatives certain registration rights with respect to the securities underlying the Representatives' Warrants. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "UNDERWRITING."


(2) Before deducting expenses payable by the Company estimated at $350,000 ($372,500 if the Over-Allotment Option is exercised in full), including the Representatives' nonaccountable expense allowance.


(3) Assumes no exercise of the Underwriter's option, exercisable within 45 days from the date of this Prospectus, to purchase up to 50,000 additional shares of Series C Preferred Stock on the same terms, solely to cover over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $5,750,000, $575,000 and $5,175,000, respectively. See "UNDERWRITING."

The shares of Series C Preferred Stock are offered by the Underwriters named herein subject to prior sale when, as and if accepted by the Underwriters and subject to certain conditions. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of the certificates representing the Series C Preferred Stock will be made against payment therefor in Phoenix, Arizona on or before _________________, 1995.

W.B. MCKEE SECURITIES, INC.               SOUTH COAST FINANCIAL SECURITIES, INC.


              The date of this Prospectus is December ____, 1995.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits thereto, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety, and particularly the information set forth in "RISK FACTORS." Unless otherwise indicated, all information related to the Company in this Prospectus assumes no exercise of the Over-Allotment Option, the Representatives' Warrants or any other presently outstanding options or warrants.

                                  THE COMPANY


      Sunrise Preschools, Inc. operates a chain of premium quality child care centers that offer comprehensive child care services primarily for children ages six weeks to twelve years. The Company operates 29 child care centers in Arizona, Colorado and Hawaii. Enrollment on November 30, 1995 was approximately 2,700 children and the aggregate licensed capacity of the Company's child care centers was 3,723 children. The licensed capacity of each of the Company's child care centers can fluctuate from time to time due to changes in the center's configuration and changes in the age mix of the children enrolled. The Company offers both full and half-day programs, as well as extended hours at two of its facilities including 24-hour care at one location.


      The Company's strategy is to be a comprehensive provider of high quality child care services in demographically desirable markets. The Company intends to pursue this strategy by acquiring individual centers and small chains of community-based centers, by promoting and developing employer sponsored and other partnership child care programs and by assuring that its child care centers have high quality facilities and equipment as well as innovative learning programs. Due to the fragmented nature of the child care industry, the Company believes that it has many opportunities to pursue its strategy of acquiring individual centers and small chains of community-based centers.

      The Company differentiates itself from other child care providers by offering a comprehensive curriculum that incorporates innovative learning techniques and programs and by offering its patrons modern facilities and equipment. The Company's education-based programs emphasize the use of learning centers to enhance the child's development. The programs are designed to appeal to parents who consider education and development, rather than custodial care, as being most important in choosing a child care facility. In addition to the regular learning programs, all of the Company's child care centers offer computer-based learning programs using state-of-the-art software and a number of extra-curricular programs such as gymnastics, piano lessons and aquatic activities. Upon acquisition of new child care centers, the Company intends to implement its learning programs and curriculum and, if necessary, update and modernize the equipment and facilities of the acquired centers. The Company believes that such programs and strategies contribute significantly to revenues.

      The Company was organized under Delaware law in May 1987, and is the successor to two corporations that initially operated the Company's child care centers. Venture Educational Programs, Inc. ("Venture"), an Arizona corporation, was formed in 1980. Venture operated the first two Sunrise Preschools, which opened in September 1982 and September 1984, respectively, and also operated a child care center under another name until August 1984. An affiliated company, Sunrise Preschools, Inc., an Arizona corporation ("Sunrise Arizona"), was formed in November 1985 and operated five child care centers, which opened from January 1986 to May 1987. On May 27, 1987, Venture was merged into Sunrise Arizona, and on May 28, 1987, Sunrise Arizona was merged into the Company. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990 to operate child care centers in Hawaii. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987 to construct the Company's child care centers, was dissolved effective September 10, 1994. As used in this Prospectus, unless the context indicates otherwise, the term "Company" refers to Sunrise Preschools, Inc., and its subsidiaries and predecessors.

      Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. ("PSI"). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. Under a written agreement between the Company and PSI, the Company provides PSI with management and administrative services and educational programs in exchange for a management fee. See "CERTAIN TRANSACTIONS."

      The Company's principal executive offices are located at 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258, and its telephone number is
(602) 860-1611.

                       THE OFFERING


Securities Offered  . . . . . . . . .  333,333 shares of Series C Preferred
                                       Stock

Terms of Series C Preferred Stock . .  DIVIDENDS:  Each share of Series C
                                       Preferred Stock bears a cumulative
                                       dividend of 9% per annum, payable
                                       quarterly.  After the first anniversary
                                       date of the first sale of Series C
                                       Preferred Stock, dividends on the Series
                                       C Preferred Stock are payable at the
                                       option of the Companyin sharesof Common
                                       Stock having a fair marketvalue equal to the amount of the dividend. The Series C Preferred Stockis junior in dividendand liquidation rights to the Company's Series B Preferred Stock, but senior to all other series of preferred stock or other capital stock of the Company.


                                       CONVERSION:  Each share of Series C
                                       Preferred Stock will be initially
                                       convertible into that number of shares of Common Stock determined by dividing the original purchase price of the Series C Preferred Stock by 120% of the average closing asked prices of the Common Stock for the twenty (20) consecutive trading-day period ending five days prior to the effective date of this offering of Series C Preferred Stock.


                                       ANTI-DILUTION:  The conversion ratio of
                                       the Series C Preferred Stock is subject
                                       to anti-dilutive adjustments to reflect
                                       (i) issuance of shares of Common Stock
                                       (or common stock equivalents) at less
                                       than the then currentconversion price of the Series C Preferred Stock, (ii) stock splits, stock dividends and stock combinations, (iii) distributions of assets to holders of Common Stock,(iv) capital reorganizations and reclassifications, and (v) consolidations, mergers,or asale of all or substantially allof the assets of the Company.


                                       REDEMPTION:  Subject to the holders'
                                       rights to convert to Common Stock, the
                                       Company may redeem the Series C Preferred
                                       Stock if the average of the closing asked prices of the Common Stock for a 20 consecutive trading-day period ending within five days prior to the date redemption noticeis given by the Company has equaled or exceeded 150% of the conversion price of the Series C Preferred Stock.

                                       VOTING RIGHTS:  Except as otherwise
                                       provided or as required by law, the
                                       holders of the Series C Preferred Stock
                                       will vote as a single class with the
                                       holders of the Common Stock and the
                                       Series B Preferred Stock on all matters
                                       submitted to a vote of stockholders of
                                       the Company. The holders of the Series C
                                       Preferred Stock will be entitled to vote as a separate class with respect to certain matters, including the approval of (i) any merger or consolidation ofthe Company, (ii) any sale of all or substantially all of the assets of the Company and (iii) any liquidation or dissolution of the Company.

                                       BOARD REPRESENTATION: If the Company is
                                       in arrears in the payment of dividends on the Series C Preferred Stock for two or more quarters, during the continuation of such arrearage, the holders of the Series C Preferred Stock will be entitled to elect two members to the Company's Board of Directors.

                                       LIQUIDATION:  In the event of a
                                       liquidation or dissolution of the
                                       Company, the holders of the Series C
                                       Preferred Stock will be entitled to a
                                       preferential payment of the original
                                       purchase price of the Series C Preferred
                                       Stock plus accrued but unpaid dividends
                                       prior to any distribution to holders of
                                       the Company's Common Stock, subject to
                                       prior payment of a liquidation preference to the holders of the Series B Preferred Stock.

                                       For additional informationon the rights, privileges and preferences of the Series C Preferred Stock, see "DESCRIPTION OF SECURITIES."


Stock Outstanding Before Offering . .  2,982,968 shares of Common Stock(1)
                                       500,000 shares of Series B Preferred
                                       Stock(2)



Stock Outstanding After Offering  . .  2,982,968 shares of Common Stock(1)(3)
                                       500,000  shares of Series B Preferred
                                       Stock
                                       333,333 shares of Series C Preferred
                                       Stock(4)



Estimated Net Proceeds . . . . . . .   $4,150,000.  See "USE OF PROCEEDS."(5)




                                                   (Footnotes on following page)

Use of Proceeds  . . . . . . . . . .   The Company intends to use the proceeds
                                       of this offering (i) to acquire, open and equip additional childcare centers, (ii) to repay certain indebtedness, (iii) to pay accrued dividends on the Series B
                                       Preferred Stock and (iv) for general
                                       corporate purposes. See "USE OF
                                       PROCEEDS."

Risk Factors . . . . . . . . . . . .   Investment in the Series C Preferred
                                       Stock involves a high degree of risk.
                                       See "RISK FACTORS."


Fiscal Year End  . . . . . . . . . .   The fiscal year end of the Company
                                       consists of eight four-week periods and
                                       four five-week periods. Each quarter of the Company's fiscal year consists of two four-week periods and one five-week period. The Company's fiscal year ends on Saturday nearest July 31 of each year.
                                       However, for clarity of presentation, all information has been presented as if the fiscal year ended on July 31.


Current Quotation Symbols              SUNR(6)
      for Common Stock . . . . . . .   3SUNR(7)


Proposed Nasdaq SmallCap
Market
      Symbol for Common Stock  . . .   SUNR



Proposed Nasdaq SmallCap
Market
      Symbol for Series C
      Preferred Stock  . . . . . . .   SUNRP



--------------
(1) As of November 30, 1995. Does not include (i) 755,000 shares of Common Stock reserved for issuance upon exercise of options and warrants previously issued by the Company, (ii) Common Stock issuable in connection with the Series A Preferred Stock and (iii) 500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. See "EXECUTIVE COMPENSATION -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "UNDERWRITING." See also Note 7 of Notes to Consolidated Financial Statements.


(2) In connection with a Preferred Share Rights Agreement dated February 10, 1995, the Company authorized a series of 5,000 shares of Series A Participating Preferred Stock (the "Series A Preferred Stock"). No shares of Series A Preferred Stock have been issued by the Company. See "DESCRIPTION OF SECURITIES -- Preferred Stock -- Series A Participating Preferred Stock."


(3) Does not include Common Stock issuable (i) upon conversion of the Series C Preferred Stock issued in this offering, (ii) upon conversion of the Series C Preferred Stock underlying the Over-Allotment Option, (iii) upon conversion of the Series C Preferred Stock underlying the Representatives' Warrants, or (iv) upon exercise of options which have been or may be granted in the future under the Company's Stock Option Plans. See "EXECUTIVE COMPENSATION -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "UNDERWRITING."



(4) Does not include Series C Preferred Stock issuable upon exercise of (i) the Over-Allotment Option or (ii) the Representatives' Warrants. See "UNDERWRITING."



(5) Does not include proceeds from exercise of (i) the Over-Allotment Option or (ii) the Representatives' Warrants. See "UNDERWRITING."



(6) As quoted in the National Daily Quotation Service published by the National Quotation Bureau, Inc.


(7) As quoted on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.

          SUMMARY CONSOLIDATED FINANCIAL, PRO FORMA AND OPERATING DATA (IN THOUSANDS, EXCEPT PER SHARE AND CHILD CARE CENTER DATA)


                                                                                                          For the Three Months
                                                                                                                Ended
                                                                  Year Ended July 31,                         October 31,
                                                             -----------------------------------          ----------------------
                                                              1995           1994           1993          1995            1994
                                                             -------        -------        -------        -------        -------
SELECTED STATEMENT OF OPERATIONS DATA:
  Operating revenue ..................................       $ 9,715        $10,625        $11,042        $ 2,436        $ 2,537
  Operating expenses .................................         9,104         10,147         10,864          2,356          2,287
                                                             -------        -------        -------        -------        -------
  Income from operations .............................       $   611        $   478        $   178        $    79        $   250
                                                             =======        =======        =======        =======        =======
  Net income .........................................       $   807        $   881        $   114        $    71        $   247
                                                             =======        =======        =======        =======        =======
  Net income available for common stock ..............       $   757        $   831        $    64        $    59        $   233
                                                             =======        =======        =======        =======        =======
  Net income per share(1)
    Primary ..........................................       $   .29        $   .33        $   .03        $   .02        $   .10
                                                             =======        =======        =======        =======        =======
    Fully diluted ....................................       $   .25        $   .29        $   .03        $   .02        $   .08
                                                             =======        =======        =======        =======        =======
  Weighted average shares outstanding(1)
    Primary ..........................................         2,621          2,495          2,436          3,338          2,455
    Fully diluted ....................................         3,208          3,045          2,436          3,838          2,955
SELECTED PRO FORMA STATEMENT OF OPERATIONS DATA(2):
  Operating revenue ..................................                      $ 9,663        $ 9,583
  Operating expenses .................................                        8,984          9,087
                                                                            -------        -------
  Income from operations .............................                      $   679        $   496
                                                                            =======        =======
  Net income .........................................                      $ 1,101        $   450
                                                                            =======        =======
  Net income available for common stock ..............                      $ 1,051        $   400
                                                                            =======        =======
  Net income per share(1)
    Primary ..........................................                      $   .42        $   .16
                                                                            =======        =======
    Fully diluted ....................................                      $   .36        $   .16
                                                                            =======        =======
  Weighted average shares outstanding(1)
    Primary ..........................................                        2,495          2,436
    Fully diluted ....................................                        3,045          2,436

SELECTED CHILD CARE CENTER DATA:
  Number of centers (end of period) ..................            27             27             23             27             27
  Approximate licensed center capacity (end of period)         3,485          3,408          3,344          3,485          3,408
  Average percentage occupancy(3) ....................          76.7%          78.3%          78.8%          73.6%          79.3%
  Average weekly tuition rate(4) .....................       $    97        $    94        $    92        $    97        $    94




                                                                   October 31, 1995
                                                              ----------------------------
SELECTED BALANCE SHEET DATA:                                  Actual       As Adjusted(5)
                                                              ------       -----------
  Cash and cash equivalents...........................        $  577         $4,048
  Working capital.....................................        $  115         $3,979
  Total assets........................................        $3,614         $7,085
  Dividends payable on preferred stock................        $  278         $    -
  Notes payable and capital leases....................        $  605         $  158
  Stockholders' equity................................        $1,443         $5,638
----------------
(1)      See Note 2 of Notes to Consolidated Financial Statements.

(2) Pro forma information presented as if the PSI Agreement was in effect as of the beginning of each period presented. The results of fiscal
         1995 and the quarters ended October 31, 1995 and 1994, include the effects of the PSI Agreement. Therefore, no pro forma information is presented for those periods. See Note 3 of Notes to Consolidated
         Financial Statements.

(3) The average percentage occupancy is calculated by dividing operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective periods by the product of
         (i) the licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective periods based on 50 weeks of attendance per year.

(4) The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

(5)      Adjusted to reflect the (i) sale of 333,333 shares of Series C
         Preferred Stock hereby, assuming no exercise of the Over-Allotment
         Option or the Representatives' Warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and (ii) the issuance of 47,074 shares of Common Stock in November 1995 for $45,689 (net of expenses of $1,385) in connection with the exercise of certain Warrants to acquire Common
         Stock of the Company. See "DESCRIPTION OF SECURITIES -- Common Stock
         Purchase Warrants and Options," "USE OF PROCEEDS" and "UNDERWRITING."

                                  RISK FACTORS

       AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO, PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.

       1. Competition. The child care industry is highly fragmented and competitive, and Phoenix, Arizona is one of the most competitive markets in the United States. The Company competes with child care centers owned by national chains as well as child care facilities operated by local, community and church-affiliated profit and non-profit organizations. Some of the non-profit child care centers that the Company competes with are supported to a large extent by endowments, charitable contributions and other forms of subsidies, and consequently charge less for their services than the Company. In addition, the Company competes with individually owned proprietary child care centers, licensed and unlicensed child care homes, in-home individual child care providers, public schools and businesses that provide child care for their employees. A number of the Company's competitors have substantially greater resources than the Company. See "BUSINESS -- Competition."

       2. Adverse Publicity. Some providers of child care have received negative publicity concerning alleged child abuse, inadequate supervision and on-site accidents. Although the Company has not been the subject of any adverse publicity, any such publicity, whether accurate or not, could result in decreased enrollment and have a material adverse effect on the Company.

       3. Insurance. In addition to general liability insurance, the Company maintains insurance coverage for child physical and sexual abuse claims, which is subject to an annual aggregate limitation of $250,000. Recently, some operators of child care centers, including the Company, have experienced greater difficulty in obtaining such insurance at reasonable rates. Although the Company has never had a claim for child physical or sexual abuse, there can be no assurance that insurance for child physical and sexual abuse will continue to be available to the Company in the future or that increased premiums for such insurance will not require the Company to increase the cost of providing child care services. If such insurance is not available to the Company, or if amounts of coverage are not adequate, the Company may be materially and adversely affected. See "BUSINESS -- Insurance."

       4. Seasonal Fluctuations. Child care centers, including those of the Company, experience decreased enrollment, and therefore decreased revenue, in the summer months and around certain major holidays. There can be no assurance that Company programs designed to increase enrollment in the summer will be successful. See "BUSINESS -- Curricula and Programs."

       5. Government Regulation. Child care centers must comply with various state and local statutes and regulations. Centers are periodically inspected by state agencies to review adherence to child care standards, including, among other things, staffing, cleanliness and safety standards. The Company has not experienced any difficulty in complying with various government regulations. Additional regulations or changes in existing regulations might impose additional compliance costs on the Company, which could have a material adverse effect on the Company. In addition, certain tax laws presently provide for certain credits and other incentives relating to child care costs. Changes in such tax laws could have a material adverse effect on the Company. See "BUSINESS -- Government Regulation."

       6. Geographic Concentration. Currently, all of the child care centers operated by the Company are located in Arizona, Colorado and Hawaii. The success of such operations is therefore dependant to some extent on the economies of such regions. If these geographic areas experience an economic downturn or recession, the Company's financial condition and business prospects could be materially and adversely affected.



       7. Expansion. The Company intends to continue to open new child care centers and to acquire individual and community-based chains of child care centers. In addition, the Company plans to continue to expand its operations through various partnership and contractual relationships with third parties. Although the Company's current operations are based primarily in Arizona, Colorado and Hawaii, the Company's current expansion plans include considering opportunities in the southwestern United States as well as in other geographic regions of the country. There can be no assurance that the Company will achieve its planned expansion or that its expansion will be profitable. The success of the Company's expansion program will depend on a number of factors, many of which may be beyond the Company's control, including the availability of sufficient capital, the identification of appropriate acquisition candidates and suitable build-to-suit child care center sites, the Company's ability to attract, train and retain qualified employees and management, the continuing profitability of existing operations, the successful management of planned growth and the ability of the Company to operate new child care centers in a profitable manner. Although the Company currently intends to lease from third parties newly constructed child care facilities developed for the Company rather than undertaking its own construction, if the Company were to undertake its own construction, there can be no assurance that it could construct its child care centers on a cost-effective basis or that appropriate financing could be obtained. Construction of child care centers is subject to the risk of delays and cost overruns, and such occurrences could have a material adverse effect on the Company. See "BUSINESS -- Expansion."


       8. Use of Proceeds; Broad Discretion in Application. The proceeds allocated to each category under "USE OF PROCEEDS" are estimates only and Company management will have broad discretion in the application of such funds. See "USE OF PROCEEDS."

       9. Dependence Upon Key Personnel. The success of the Company will be largely dependent upon the efforts and abilities of James R. Evans, President and Chairman of the Board, and Barbara L. Owens, Executive Vice President, Secretary and Treasurer. See "MANAGEMENT." The Company has employment agreements with Mr. Evans and Ms. Owens. The Company also maintains for its benefit key man life insurance on Mr. Evans in the amount of $1,000,000. Nevertheless, the loss of the services of Mr. Evans or Ms. Owens could have a material adverse effect on the Company. See "EXECUTIVE COMPENSATION -- Employment Contracts." In addition, the Company's success is also dependent upon its ability to hire additional qualified personnel, and there can be no assurance that the Company will be able to hire or retain qualified personnel.


       10. Limitation on Director Liability; Control of Company. Among other matters, certain provisions of the Company's Restated Certificate of Incorporation and Bylaws limit or eliminate director liability for certain actions and require approval of greater than 50% of the shares eligible to vote on certain matters. The Company has also adopted a shareholder rights plan designed to deter coercive or abusive takeover attempts. These and other provisions could, under certain circumstances, prevent redress by stockholders for certain actions taken by the directors and management and make it more difficult for an outsider to obtain control of the Company. See "DESCRIPTION OF SECURITIES."

       11. No Assurance of Public Market; Arbitrary Offering Price. Prior to this offering there has been no public market for the Series C Preferred Stock and only a limited market for the Common Stock. There can be no assurance that a market will develop following this offering for the Series C Preferred Stock or that, if developed, such market will be sustained. The price at which the shares of Series C Preferred Stock are being offered to the public has been determined by negotiation between the Company and the Representatives. Among the factors considered in determining the price of the Series C Preferred Stock were the Company's current financial condition and prospects and the general condition of the securities market. However, the public offering price of the Series C Preferred Stock does not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.


       12. No Dividends; Senior Stock. The Company has not paid any dividends on its Common Stock since its inception, and it is not anticipated that any such dividends will be paid in the foreseeable future. In addition, no dividends have been paid to date on the Series B Preferred Stock of the Company, which accrues dividends at the rate of $.10 per share per annum. The Series C Preferred Stock ranks junior in terms of dividends to the Series B Preferred Stock and all dividends payable on the Series B Preferred Stock must be paid prior to the payment of dividends on the Series C Preferred Stock. Because the Company currently has accrued but unpaid dividends payable on the Series B Preferred Stock totalling approximately $278,333, no dividends may be paid on the Series C Preferred Stock until such accrued but unpaid dividends are paid to the holders of the Series B Preferred Stock. The Company plans to use a portion of the proceeds of this offering to pay the accrued dividends payable on the Series B Preferred Stock. In addition, certain credit agreements with the Company's lender restrict the ability of the Company to pay dividends. See "DIVIDENDS," "USE OF PROCEEDS" and "DESCRIPTION OF SECURITIES."






       13. Stock Dividends. Following the first anniversary date of the first issuance of Series C Preferred Stock, the Company has the option to pay all future dividends either in cash or in shares of Common Stock of the Company having a fair market value equal to the amount of the dividend. If the Company elects to pay dividends on the Series C Preferred Stock in shares of Common Stock, this will dilute the interests of all of the common stockholders of the Company. In addition, although the value of the Common Stock distributed to the holders of the Series C Preferred Stock will initially have a fair market value equal to the cash amount of the dividend, such market value may fluctuate and the holders of the Series C Preferred Stock may incur certain transaction costs in disposing of such shares of Common Stock. See "DIVIDENDS."



       14. Relationship with PSI. Certain officers and directors of the Company also serve as officers and directors of PSI. The Company believes it is unlikely that any conflicts of interest will arise with PSI; however, any transaction to which both the Company and PSI are a party that involves a potential conflict of interest may be approved by the Board of Directors of the Company only with the approval of a majority of the Company's directors including the Company's outside directors that are not also officers or directors of PSI. Currently the Company has one outside director who is not also an officer or director of PSI. See "CERTAIN TRANSACTIONS."

                                    DIVIDENDS

       The Company has never paid a dividend on its Common Stock. The Company presently does not anticipate paying any dividends on its Common Stock in the foreseeable future. Pursuant to the terms of the Series C Preferred Stock, the Company is obligated to pay a cumulative annual dividend of 9% to the holders of the Series C Preferred Stock. One year after the date of the first issuance of shares of Series C Preferred Stock, the Company may, in its discretion, elect to pay dividends on the Series C Preferred Stock in shares of Common Stock having a fair market value equal to the amount of the dividend. The Series C Preferred Stock ranks junior to the Series B Preferred Stock of the Company and, consequently, all dividends payable on the Series B Preferred Stock must be current prior to the payment of any dividends on the Series C Preferred Stock. The annual dividend rate of the Series B Preferred Stock is $.10 per share, which currently amounts to $50,000 per year in the aggregate based on 500,000 issued and outstanding shares of Series B Preferred Stock. As of October 31, 1995, accrued but unpaid dividends payable on the Series B Preferred Stock were $278,333. In addition, the Company has a credit facility with a bank pursuant to which it may borrow up to $500,000. As of October 31, 1995, approximately $180,000 had been borrowed under this credit facility and certain other loans with such bank. Pursuant to the terms of the credit facility and such loans, the Company may not pay any dividends, including dividends on the Series C Preferred Stock, without the consent of the bank. Furthermore, under Delaware corporate law, the Company may be prohibited in certain circumstances from paying dividends (whether in cash or otherwise). See "RISK FACTORS" and "DESCRIPTION OF SECURITIES."

                            PRICE RANGE OF SECURITIES

       Trading activity with respect to the Company's Common Stock has been limited. A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which the Company does not have control.

       The Common Stock was registered under Section 12(g) of the Exchange Act in 1987. From September 11, 1987 until January 27, 1991, when the National Association of Securities Dealers Automated Quotation System ("Nasdaq") changed its listing requirements, the Common Stock was listed on Nasdaq under the symbol SUNR. Subsequent to such date, the Common Stock has been quoted in the National Daily Quotation Service ("Pink Sheets") published daily by the National Quotation Bureau, Inc. under the symbol SUNR. Quotations are also available through the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol 3SUNR. The following table sets forth the high and low bid prices for the Common Stock based on closing transactions during each specified period as reported by the National Quotation Bureau, Inc., which prices reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:



Fiscal 1994                     High      Low
                                ----      ---
         First Quarter        $ 1.000   $  .750
         Second Quarter         1.250      .875
         Third Quarter          1.500      .750
         Fourth Quarter         1.625     1.250

Fiscal 1995                     High      Low
                                ----      ---
         First Quarter        $ 1.375   $ 1.000
         Second Quarter         1.688      .938
         Third Quarter          1.563     1.125
         Fourth Quarter         2.625     1.250

Fiscal 1996                     High      Low
                                ----      ---
         First Quarter        $ 3.313   $ 2.125

       There were approximately 270 record holders and 660 beneficial holders of the Company's Common Stock as of November 30, 1995. On December 8, 1995, the bid and asked prices for the Common Stock were $2.25 and $2.44, respectively.

       The Company's Common Stock and the Series C Preferred Stock has been approved for quotation on the Nasdaq SmallCap Market under the symbols SUNR and SUNRP, respectively.

                                 USE OF PROCEEDS

       The net proceeds to the Company from the sale of the 333,333 shares of Series C Preferred Stock offered hereby, assuming an offering price of $15 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are estimated to be $4,150,000 ($4,802,500 if the Over-Allotment Option is exercised in full). The Company intends to use approximately $3,358,000 of the proceeds to acquire, open and equip additional child care centers. The exact number of additional child care centers will necessarily vary depending on the opportunities available to the Company. See "BUSINESS -- Expansion." The Company expects to use approximately $447,000 to repay outstanding indebtedness that was incurred for the purchase of vehicles and equipment (which indebtedness, as of October 31, 1995, had a weighted average interest rate of approximately 11.7% and a weighted average maturity of approximately 5.4 years). The Company will also use approximately $278,000 of the proceeds to pay the dividends payable on the Series B Preferred Stock. See "RISK FACTORS" and "DIVIDENDS". The balance of the net proceeds will be added to working capital for general corporate purposes. Until applied as set forth above, all proceeds will be invested in short-term investment grade instruments or bank certificates of deposit. Investment of the net proceeds in short-term securities rather than operations could adversely affect the Company's overall return on its capital.

       The foregoing represents the Company's present intentions with respect to the allocation of the proceeds of this offering based upon its present plans and business conditions. However, there is no assurance that unforeseen events or changed business conditions, including a lack of suitable acquisition candidates, will not result in the application of the proceeds of this offering in a manner other than as described in this Prospectus. To the extent the Company is unable to apply the proceeds as described above, the proceeds will be added to working capital for general corporate purposes. See "RISK FACTORS."

                                 CAPITALIZATION

       The following table sets forth the capitalization of the Company as of October 31, 1995, and as adjusted to give effect to the sale of the 333,333 shares of Series C Preferred Stock offered hereby at an assumed offering price of $15 per share and after deducting underwriting discounts and commissions, offering expenses payable by the Company and the application of the estimated net proceeds therefrom.

                                                                        October 31, 1995
                                                                 ----------------------------
                                                                    Actual      As Adjusted(1)
                                                                 -----------    -------------
Dividends payable on Series B Preferred Stock ...............    $   278,333     $      --
Current portion of notes payable and capital leases .........        153,988          38,988
                                                                 -----------     -----------
                                                                 $   432,321     $    38,988
                                                                 ===========     ===========
Notes payable and capital leases, net of current portion ....    $   451,394     $   119,394
                                                                 -----------     -----------
Stockholders' Equity:
Preferred Stock, $1.00 par value, 1,000,000 shares authorized
Series A Participating Preferred Stock, $1.00 par value,
   5,000 shares authorized, no shares issued or outstanding .           --              --
Series B Preferred Stock, $1.00 par value,
   500,000 shares authorized, 500,000 shares
   issued and outstanding ...................................        500,000         500,000
Series C Preferred Stock, $1.00 par value,
   421,666 shares authorized, 333,333 outstanding as adjusted
   for this offering ........................................           --           333,333
Common Stock, $.01 par value, 10,000,000 shares authorized,
   2,935,894 shares issued and outstanding(2) ...............         29,359          29,830
Paid-In Capital .............................................      3,602,406       7,464,291
Accumulated Deficit .........................................     (2,689,241)     (2,689,241)
                                                                 -----------     -----------
     Total Stockholders' Equity .............................      1,442,524       5,638,213
                                                                 -----------     -----------
     Total Capitalization ...................................    $ 1,893,918     $ 5,757,607
                                                                 ===========     ===========

----------
(1) Adjusted to reflect (i) the sale of 333,333 shares of Series C Preferred Stock hereby, assuming no exercise of the Over-Allotment Option or the Representatives' Warrants and after deducting the underwriting discount and estimated offering expenses payable by the Company, and (ii) the issuance of 47,074 shares of Common Stock in November 1995 for $45,689 (net of offering expenses of $1,385) in connection with the exercise of certain Warrants to acquire Common Stock of the Company. See "DESCRIPTION OF SECURITIES--Common Stock Purchase Warrants and Options," "USE OF PROCEEDS" and "UNDERWRITING."

(2) Does not include (i) 755,000 shares of Common Stock reserved for issuance upon exercise of options and warrants previously issued by the Company,
       (ii) Common Stock issuable in connection with the Series A Preferred Stock and (iii) 500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. See "EXECUTIVE COMPENSATION -- Stock Option Plans," "DESCRIPTION OF SECURITIES" and "UNDERWRITING." See also
       Note 7 of Notes to Consolidated Financial Statements.

          SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

       The following table presents selected historical and pro forma consolidated financial data for the fiscal years ended July 31, 1995, 1994 and 1993, and for the quarters ended October 31, 1995 and 1994. The historical financial data for the fiscal years ended July 31, 1995 and 1994 is derived from the consolidated financial statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants and are included in this Prospectus. The selected financial information for the fiscal year ended July 31, 1993 is derived from audited consolidated financial statements that are not included in this Prospectus. The historical financial data for the three-month periods ended October 31, 1995 and 1994 is derived from the consolidated financial statements of the Company which have not been subject to audit, but which have been prepared on a basis consistent with the audited financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the consolidated financial position and results of operations for those periods. The results of operations for the three months ended October 31, 1995 are not necessarily indicative of the results of operations for a full fiscal year. The historical financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the consolidated financial statements of the Company and related notes included in this Prospectus.

                                                                                                             Three Months Ended
                                                                    Year Ended July 31,                       October 31, 1995
                                                      ---------------------------------------------     ---------------------------
                                                         1995             1994             1993            1995             1994
                                                      -----------     ------------     ------------     -----------     -----------
STATEMENT OF OPERATIONS DATA:

Operating revenue ................................    $ 9,715,023     $ 10,625,044     $ 11,041,811     $ 2,435,546     $ 2,536,615
                                                      -----------     ------------     ------------     -----------     -----------
Operating expenses
   Payroll .......................................      4,730,962        5,443,665        5,796,838       1,137,410       1,242,316
   Facilities and maintenance ....................      2,975,916        3,303,949        3,661,277         907,537         751,872
   General and administrative ....................      1,396,660        1,399,790        1,406,206         311,451         292,411
                                                      -----------     ------------     ------------     -----------     -----------
    Total operating expenses .....................      9,103,538       10,147,404       10,864,321       2,356,398       2,286,599
                                                      -----------     ------------     ------------     -----------     -----------
Income from operations ...........................        611,485          477,640          177,490          79,148         250,016
Other income (expense) ...........................        (24,633)         (72,349)         (63,771)         (7,448)         (2,795)
                                                      -----------     ------------     ------------     -----------     -----------
Income before income taxes .......................        586,852          405,291          113,719          71,700         247,221
Income tax benefit ...............................        220,000          475,358             --              --             1,500
                                                      -----------     ------------     ------------     -----------     -----------
Net income .......................................    $   806,852     $    880,649     $    113,719     $    71,700     $   245,721
                                                      ===========     ============     ============     ===========     ===========
Net income available for common stock ............    $   756,852     $    830,649     $     63,719     $    59,200     $   233,221
                                                      ===========     ============     ============     ===========     ===========
    Primary earnings per share(1) ................    $       .29     $        .33     $        .03     $       .02     $       .10
                                                      ===========     ============     ============     ===========     ===========
    Fully diluted earnings per share(1) ..........    $       .25     $        .29     $        .03     $       .02     $       .08
                                                      ===========     ============     ============     ===========     ===========
PRO FORMA STATEMENT OF OPERATIONS DATA(2):
    Operating revenue ............................                    $  9,662,959     $  9,582,979
                                                                      ------------     ------------
    Operating expenses
       Payroll ...................................                       4,869,501        5,030,113
       Facilities and maintenance ................                       2,825,368        2,819,942
       General and administrative ................                       1,288,940        1,237,106
                                                                      ------------     ------------
        Total operating expenses .................                       8,983,809        9,087,161
                                                                      ------------     ------------
    Income from operations .......................                         679,150          495,818
    Other income (expense) .......................                         (53,273)         (45,771)
                                                                      ------------     ------------
    Income before income taxes ...................                         625,877          450,047
    Income tax benefit ...........................                         475,358             --
                                                                      ------------     ------------
    Net income ...................................                    $  1,101,235     $    450,047
                                                                      ============     ============
    Net income available for common stock ........                    $  1,051,235     $    400,047
                                                                      ============     ============
    Primary earnings per share(1) ................                    $        .42     $        .16
                                                                      ============     ============
    Fully diluted earnings per share(1) ..........                    $        .36     $        .16
                                                                      ============     ============

                                               (Footnotes on the following page)

                                                                                                             Three Months Ended
                                                                    Year Ended July 31,                       October 31, 1995
                                                      ---------------------------------------------     ---------------------------
                                                         1995             1994             1993            1995             1994
                                                      -----------     ------------     ------------     -----------     -----------
SELECTED CHILD CARE CENTER DATA:
    Number of centers (end of period) ............             27               27               23              27              27
    Approximate licensed center capacity
      (end of period) ............................          3,485            3,408            3,334           3,485           3,408
    Average percentage occupancy(3) ..............           76.7%            78.3%            78.8%           73.6%           79.3%
    Average weekly tuition rate(4) ...............    $        97     $         94     $         92     $        97     $        94

----------------

(1)    See Note 2 of Notes to Consolidated Financial Statements.

(2) Pro forma information is presented as if the PSI Agreement was in effect as of the beginning of each period presented. The results of fiscal 1995 and the quarters ended October 31, 1995 and 1994 include the effects of the PSI Agreement. Therefore, no pro forma information is presented for those periods. See Note 3 of Notes to Consolidated Financial Statements.

(3) The average percentage occupancy is calculated by dividing operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective periods by the product of (i) the licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective periods based on 50 weeks of attendance per year.

(4) The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS


       During fiscal 1994, a portion of the Company's operations were transferred to PSI, a Hawaii nonprofit corporation. See "CERTAIN TRANSACTIONS." The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the "PSI Agreement"). For fiscal 1995 and 1994, the administrative fees totalled $42,000 and $25,000, respectively. During fiscal 1995, the Company agreed to defer future administrative fees and lease payments due from PSI (which in the aggregate are approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will occur no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995 were converted to a promissory note equal to the present value of the expected future payments to be received. This resulted in a reduction in the outstanding receivable balance, through a charge to the provision for bad debts of $176,500. The promissory note bears interest at 8%, with monthly payments due beginning January 1998 through July 2002. In addition, no administrative fees payable under the PSI Agreement were recognized in the quarter ended October 31, 1995. See Note 3 of Notes to Consolidated Financial Statements.

THREE MONTHS ENDED OCTOBER 31, 1995 (FIRST QUARTER OF FISCAL 1996) COMPARED TO THREE MONTHS ENDED OCTOBER 31, 1994 (FIRST QUARTER OF FISCAL 1995)

       For purposes of the following discussion, the table below sets forth various items from the Company's unaudited consolidated Statements of Income for the quarters ended October 31, 1995 and 1994, respectively, including various items expressed as a percentage of operating revenues for those periods.


                                                Three Months Ended
                                                    October 31,
                                   -----------------------------------------------
                                             1995                    1994
                                   -----------------------  ----------------------
                                                    % of                    % of
                                     Dollars       Revenue    Dollars      Revenue
                                   -----------     -------  -----------    -------
Operating revenue ..............   $ 2,435,546      100.0%    2,536,615     100.0%
                                   -----------      -----   -----------     -----
Operating expenses:
   Payroll .....................     1,137,410       46.7     1,242,316      49.0
   Facilities and maintenance ..       907,537       37.3       751,872      29.6
   General and administrative ..       311,451       12.8       292,411      11.5
                                   -----------      -----   -----------     -----
Total operating expenses .......     2,356,398       96.8     2,286,599      90.1
                                   -----------      -----   -----------     -----
Income from operations .........        79,148        3.2       250,016       9.9
Other income (expense) .........        (7,448)      (0.3)       (2,795)     (0.1)
                                   -----------      -----   -----------     -----
Income before income taxes .....        71,700        2.9       247,221       9.8
Income tax benefit .............          --          --          1,500       0.1
                                   -----------      -----   -----------     -----
Net income .....................   $    71,700        2.9%  $   245,721       9.7%
                                   ===========      =====   ===========     =====



       Operating revenue for the first quarter of fiscal 1996 was $2,435,546, a decrease of $101,069, or 4.0% from revenue of $2,536,615 for the first quarter of fiscal 1995. Of this decrease, $66,449 was due to the transfer of one of the Company's child care centers to PSI as of August 1, 1995. The Company continues to manage this child care center under a management agreement with PSI, for which the Company receives a management fee; however, the consolidated financial statements for the quarter ended October 31, 1995 no longer include the revenues or expenses of this center. As a result of this transfer, operating expenses decreased by $61,949 as discussed more fully below. The impact of this transfer on net income for the quarter and ended October 31, 1995 was a reduction of $4,500. See "CERTAIN TRANSACTIONS." The remaining $34,620 decrease in revenues is due to the deferral of $12,500 in administrative fees from PSI and a $60,255 decrease in revenue at one of the Company's child care centers due to lower enrollment levels, partially offset by a net increase of $38,135 at the other child care centers.


       Operating expenses for the first quarter of fiscal 1996 were $2,356,398 (96.8% of operating revenue), an increase of $69,799 or 3.1% from operating expenses of $2,286,599 (90.1% of operating revenue) for the first quarter of fiscal 1995. This increase was due to an increase in facilities and maintenance costs and general and administrative expenses, partially offset by a decrease in payroll expense.

       Payroll expense for the first quarter of fiscal 1996 was $1,137,410 (46.7% of operating revenue), a decrease of $104,906 from payroll expense of $1,242,316 (49.0% of operating revenue) for the first quarter of fiscal 1995. Of this decrease, $58,186 is due to the transfer of one of the Company's centers to PSI. In addition, payroll expense decreased $57,025 due to the Company's decision, in May 1995, to outsource its maintenance operations. Accordingly, the Company now pays a monthly fee for maintenance services, which is included in facilities and maintenance costs, rather than paying for staffing directly as part of payroll expense. These decreases were offset by small increases in other salaries.


       Facilities and maintenance costs for the first quarter of fiscal 1996 were $907,537 (37.3% of operating revenue), an increase of $155,665 or 20.7% from facilities and maintenance costs of $751,872 (29.6% of operating revenue) during the first quarter of fiscal 1995. This increase is primarily due to an increase of $65,316 in rent expense, a $56,131 increase in maintenance costs and a $35,372 increase in depreciation expense. The increase in rent expense was due to moderate rent increases at several of the centers, and to the deferral of $49,196 in sublease payments payable by PSI under the PSI Agreement. Maintenance costs increased $57,025 due to the Company's decision, in May 1995, to outsource its maintenance operations. This was partially offset by a decrease of $894 due to the transfer of one of the Company's child care centers to PSI, as discussed above. The increase in depreciation expense is primarily due to the deferral of $33,477 in lease payments payable under the PSI Agreement. These increases were partially offset by decreases in other costs, such as auto expenses and taxes.



       General and administrative expenses for the first quarter of fiscal 1996 were $311,451 (12.8% of operating revenue), an increase of $19,040, or 6.5%, from general and administrative expenses of $292,411 (11.5% of operating revenue) during the first quarter of fiscal 1995. This increase was due in part to expenditures related to developing the Company's strategic growth and acquisition plans, as well as small increases in other general and administrative costs; partially offset by a decrease of $7,639 due to the transfer of one of the Company's child care centers to PSI.


      Net income for the first quarter of fiscal 1996 was $71,700 ($0.02 per share) compared to $245,721 ($0.10 per share) for the first quarter of fiscal 1995, which was the most profitable first quarter in the Company's history. This decrease is primarily due to the deferral of approximately $95,000 in payments payable under the PSI Agreement and a decrease in the enrollments and operating results at one of the Company's centers.

FISCAL YEAR ENDED JULY 31, 1995, COMPARED TO FISCAL YEAR ENDED JULY 31, 1994

       As a result of the transfer of a portion of the Company's operations to PSI effective February 1, 1994, the Company has used the pro forma financial statements set forth below for fiscal 1994, as adjusted as if the PSI Agreement was in effect as of August 1, 1993, as the basis for the comparison of operating results. See Note 3 of Notes to Consolidated Financial Statements.

                                                   Year Ended July 31,
                                   ------------------------------------------------
                                           1995               1994 (Pro forma)
                                   -----------------------  -----------------------
                                                    % of                     % of
                                     Dollars       Revenue    Dollars       Revenue
                                   -----------     -------  -----------     -------
Operating revenue ..............   $ 9,715,023      100.0%  $ 9,662,959      100.0%
                                   -----------      -----   -----------      -----
Operating expenses:
   Payroll .....................     4,730,962       48.7     4,869,501       50.4
   Facilities and maintenance ..     2,975,916       30.6     2,825,368       29.2
   General and administrative ..     1,396,660       14.4     1,288,940       13.3
                                   -----------      -----   -----------      -----
Total operating expenses .......     9,103,538       93.7     8,983,809       92.9
                                   -----------      -----   -----------      -----
Income from operations .........       611,485        6.3       679,150        7.1
Other income (expense) .........       (24,633)      (0.3)      (53,273)      (0.6)
                                   -----------      -----   -----------      -----
Income before income taxes .....       586,852        6.0       625,877        6.5
Income tax benefit .............       220,000        2.3       475,358        4.9
                                   -----------      -----   -----------      -----
Net income .....................   $   806,852        8.3%  $ 1,101,235       11.4%
                                   ===========      =====   ===========      =====

       Operating revenue for fiscal 1995 was $9,715,023, an increase of $52,064 or .5% over pro forma operating revenue of $9,662,959 during fiscal 1994. The increase was due primarily to a moderate tuition increase during the year, along with slightly higher enrollment levels during fiscal 1995.



       Operating expenses for fiscal 1995 were $9,103,538 (93.7% of operating revenue), an increase of $119,729 or 1.3% from pro forma operating expenses of $8,983,809 (92.9% of operating revenue) during fiscal 1994. This increase was due to an increase in facilities and maintenance costs and general and administrative expenses, partially offset by a decrease in payroll expense.



       Payroll expense for fiscal 1995 was $4,730,962 (48.7% of operating revenue), a decrease of $138,539 or 2.9% from pro forma payroll expense of $4,869,501 (50.4% of operating revenue) during fiscal 1994. This decrease reflects the continuing benefit of changes made during the third quarter of fiscal 1994 which included more efficient scheduling of personnel at the schools, attrition and the elimination of several positions at the corporate level. This decrease also reflects the Company's decision, in May 1995, to outsource its maintenance operations. Accordingly, the Company now pays a monthly fee for maintenance services, which is included in facilities and maintenance costs, rather than paying for staffing directly as part of payroll expense. This resulted in a decrease in maintenance department salaries of approximately $14,000.



       Facilities and maintenance costs for fiscal 1995 were $2,975,916 (30.6% of operating revenue), an increase of $150,548 or 5.3% from pro forma facilities and maintenance costs of $2,825,368 (29.2% of operating revenue) during fiscal 1994. This increase is primarily due to an increase of $75,775 in depreciation expense as a result of the purchase of additional assets (primarily vans) during the year. The other significant increases in facilities and maintenance costs were in rent expense, which increased $72,832 due to moderate rent increases at several schools; and in maintenance service costs, which increased $14,000 due to the Company's decision, in May 1995, to outsource its maintenance operations. These increases were partially offset by small decreases in other costs, such as utilities, security services and auto leases.



       General and administrative expenses for fiscal 1995 were $1,396,660 (14.4% of operating revenue), an increase of $107,720 or 8.4% from pro forma general and administrative expense of $1,288,940 (13.3% of operating revenue) during fiscal 1994. The increase is primarily the result of the $176,500 writedown of amounts receivable from PSI discussed above, the write-off of a receivable on building space subleased by the Company to an unrelated third party and slightly higher write-offs of receivables at certain schools. These increases were offset by decreases in the following areas: professional fees decreased $45,386 due to nonrecurring costs incurred in fiscal 1994 such as legal fees incurred as a result of pursuing additional business opportunities, temporary professional help and computer consulting fees related to a computer conversion; advertising (including yellow pages, promotions and media costs) decreased by $32,818, travel and entertainment expenses decreased by $18,119, and other areas, such as supplies and bank charges, experienced moderate declines.


       Other income for fiscal 1995 increased $13,231 from fiscal 1994 due to gain on sale of fixed assets, primarily vans, traded in during the year. Net interest expense decreased $15,409, partially due to higher interest income and partially due to lower interest expense resulting from lower average interest rates on the Company's notes payable and capital leases.

       Net income for the year ended July 31, 1995 was $806,852 ($0.29 per share) compared to pro forma net income of $1,101,235 ($0.42 per share) for the year ended July 31, 1994. This decrease is due to a reduction in the income tax benefit, from $475,358 in fiscal 1994 to $220,000 in fiscal 1995, as well as a slight decline in income from operations due to a $176,500 write-down of the receivable due from PSI.


DEFERRED TAXES


       SFAS 109 requires that deferred tax assets and liabilities be recorded to reflect the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

       At July 31, 1994, it was determined that the valuation allowance should be reduced by $475,358. At July 31, 1995, it was determined that the valuation allowance should be reduced by an additional $220,000. These determinations were based primarily on the improvement in the Company's net income over the past four fiscal years, particularly during fiscal 1994 and 1995. In addition, the Company's net operating loss carryforwards, which comprise 64% of the Company's total deferred tax assets at July 31, 1995, do not expire until 2004-06. Accordingly, management believes that it is more likely than not that the Company will generate sufficient taxable income to realize these future tax benefits. The changes in the valuation allowance resulted in the Company realizing an additional deferred tax asset of $220,000 at July 31, 1995, and income tax benefits totaling $220,000 during fiscal 1995. The Company did not record any additional income tax benefit in the quarter ended October 31, 1995.

       If the Company is unable to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to use all of the deferred tax assets, the valuation allowance will continue to be reduced and reflected as an income tax benefit in future periods.

SEASONALITY AND QUARTERLY RESULTS


       The following table reflects certain selected unaudited quarterly operating results for the first quarter of fiscal 1996, each quarter of fiscal 1995 and certain selected unaudited pro forma quarterly operating results for each quarter of fiscal 1994. The operating results of any quarter are not necessarily indicative of results of any future period.

                                                             Quarter Ended
                           Oct. 31   Jul. 31,   Apr. 30   Jan. 31,   Oct. 31,   Jul. 31,    Apr. 30,   Jan. 31,   Oct. 31,
                            1995     1995(1)      1995      1995      1994       1994        1994       1994        1993
                           -------   --------   -------   --------   --------   --------    --------   --------   --------
 Operating revenue......  $ 2,436    $ 2,367    $ 2,515   $ 2,311    $ 2,522    $ 2,372     $ 2,559    $ 2,252    $ 2,480
 Operating expenses.....   (2,356)    (2,480)    (2,214)   (2,138)    (2,272)    (2,208)     (2,190)    (2,198)    (2,388)
 Income (loss)
   from operations......       79       (113)       301       173        250        164         369         54         92
 Income (loss) before
   income taxes.........  $    71    $  (127)   $   293   $   174    $   247    $   146     $   360    $    41    $    79


__________________

(1) The loss in the fourth quarter of fiscal 1995 is due to a $176,500 write-down of the receivable due from PSI. See Note 3 of Notes to Consolidated Financial Statements.


         The Company's operations are subject to seasonal fluctuations in summer months and around certain major holidays. These fluctuations have resulted in lower occupancy levels and lower operating results in the second and fourth fiscal quarters and higher occupancy levels and operating results in the first and third fiscal quarters.

TRENDS

         The Company reported its fourth consecutive profitable year in fiscal 1995. The operating results in the first quarter of 1996 and in fiscal 1995 continue a trend that began in the third quarter of fiscal 1994. The first quarter of fiscal 1996 was the second most profitable first quarter in the Company's history (based on historical operating results). School enrollments, while remaining strong, were slightly lower in the first quarter of fiscal 1996 than in the first quarter of fiscal 1995. Management believes that continuing strong enrollments should continue to have a positive effect on the Company. However, there can be no assurance that such trends will continue.


LIQUIDITY AND CAPITAL RESOURCES

         Net cash provided by operating activities for the three months ended October 31, 1995 and for the year ended July 31, 1995 was $151,645 and $655,538, respectively, which was sufficient in each period to meet the normal operating requirements of the Company. Due to the purchase of $208,200 in property and equipment during the first quarter of fiscal 1996 for cash, working capital decreased by $95,641, from $210,600 at July 31, 1995 to $114,959 at October 31,
1995. Due to the Company's continuing profitable operations and the proceeds from the exercise of warrants for the purchase of 500,000 shares of the Company's common stock, working capital at July 31, 1995 was $210,600, a $711,484 improvement from a deficiency of $500,884 at July 31, 1994.


         Net cash used in investing activities for the first quarter of fiscal 1996 was $275,103, consisting of purchases of property and equipment totaling $283,103, offset by $8,000 in proceeds from disposals of property and equipment. Net cash used in investing activities for the year ended July 31, 1995 was $300,986, consisting of purchases of property and equipment totaling $354,308, offset by $53,322 in proceeds from disposals of property and equipment.
[/R]

        Net cash provided by financing activities for the three months ended October 31, 1995 was $119,362, consisting of additional borrowings of $154,903 offset by repayments of notes payable and capital leases of $35,541. Notes payable and capital leases increased from $566,020 at July 31, 1995 to $605,382 at October 31, 1995, an increase of 7.0%. The additional borrowings consisted of notes payable for the purchase of three vehicles and an $80,000 drawdown on the Company's working capital line of credit. Net cash provided by financing activities for the year ended July 31, 1995 was $124,978, consisting of $466,185 net proceeds from the exercise of warrants to purchase the Company's common stock and additional borrowings of $254,192, offset by an increase of $335,253 in the receivable from PSI, and repayments of notes payable, capital leases and the working capital line of credit. Notes payable and capital leases increased from $449,740 at July 31, 1994 to $566,020 at July 31, 1995, an increase of 25%.
The additional borrowings consisted of notes payable for the purchase of ten vehicles and capital leases for equipment.

         Dividends payable on preferred stock as of October 31, 1995 and July 31, 1995 were $278,333 and $265,333, respectively, as reflected in the accompanying Consolidated Balance Sheets.

         The Company is current on all principal and interest payments on its notes payable and capital leases. In January 1995, the Company replaced its $50,000 bank line of credit and its $50,000 line of credit from the Company's president with three new bank lines of credit: (i) a $200,000 working capital line secured by the Company's accounts receivable, which bears interest at prime plus 1.75%, (ii) a $200,000 line of credit for the purchase of equipment secured by the Company's equipment, which bears interest at prime plus 2% and
(iii) a $100,000 revolving line of credit for the purchase of vehicles secured by the vehicles financed through this line, which bears interest at prime plus
2%.  These lines of credit are renewable each year on December 31.   As of
October 31, 1995, the balance on the working capital line was $80,000. As of October 31, 1995 there were no borrowings under the equipment line. Borrowings under the vehicle line consisted of $100,000 in drawdowns which were then converted to five year notes payable.


         The Company currently expects that it will be able to renew the lines of credit under similar terms upon their maturity. However, if these lines of credit are not renewed, there is no assurance that they can be replaced. If the Company were unable to renew or replace these lines of credit and was then unable to repay any outstanding balance, the bank could foreclose on the collateral.


         The Company entered into a letter of intent for a $5 million, firm commitment public offering of a new series of convertible preferred stock in October 1995, which is the subject of this Prospectus. The offering is presently scheduled to be completed in December 1995. The primary purpose of the offering is to provide funds for the expansion of the Company's preschool operations, both through the opening of additional Company facilities and the possible acquisition of other child care centers.





         Management believes the Company's operations will generate sufficient cash flow to satisfy the needs at its existing schools for the next twelve months. However, alternative sources of capital will be necessary in order for the Company to finance its current expansion plans. See "BUSINESS -- Expansion" for discussion of the Company's expansion plans.

IMPACT OF INFLATION

      Inflation has had no material effect on the Company's operations or financial condition.

                                    BUSINESS

GENERAL


         Sunrise Preschools, Inc. operates a chain of premium quality child care centers that offer comprehensive child care services primarily for children ages six weeks to twelve years. The Company operates 29 child care centers in Arizona, Colorado and Hawaii. Enrollment on November 30, 1995 was approximately 2,700 children and the aggregate licensed capacity of the Company's child care centers was 3,723 children. The licensed capacity of each of the Company's child care centers can fluctuate from time to time due to changes in the center's configuration and changes in the age mix of the children enrolled. The Company offers both full and half-day programs, as well as extended hours at two of its facilities including 24-hour care at one location.


         The Company's strategy is to be a comprehensive provider of high quality child care services in demographically desirable markets. The Company intends to pursue this strategy by acquiring individual centers and small chains of community-based centers, by promoting and developing employer sponsored and other partnership child care programs and by assuring that its child care centers have high quality facilities and equipment as well as innovative learning programs. Due to the fragmented nature of the child care industry, the Company believes that it has many opportunities to pursue its strategy of acquiring individual centers and small chains of community-based centers.

         The Company differentiates itself from other child care providers by offering a comprehensive curriculum that incorporates innovative learning techniques and programs and by offering its patrons modern facilities and equipment. The Company's education-based programs emphasize the use of learning centers to enhance the child's development. The programs are designed to appeal to parents who consider education and development, rather than custodial care, as being most important in choosing a child care facility. In addition to the regular learning programs, all of the Company's child care centers offer computer-based learning programs using state-of-the-art software and a number of extra-curricular programs such as gymnastics, piano lessons and aquatic activities. Upon acquisition of new child care centers, the Company intends to implement its learning programs and curriculum and, if necessary, update and modernize the equipment and facilities of the acquired centers. The Company believes that such programs and strategies contribute significantly to its revenues.

         The Company's strategic emphasis on child development and learning programs are geared toward modern attitudes about child care. Surveys show that working mothers believe that their children benefit from center-based child care because it is educational, contributes to child development and builds social skills. Surveys also show that working mothers believe that one-on-one child care is of lesser educational value than group care.

THE CHILD CARE INDUSTRY

         There are two primary types of child care: center-based and home-based. Center-based care is provided by churches, nonprofit and for-profit entities that provide a wide variety of services ranging from custodial care to comprehensive preschool curricula. Home-based care is much less uniform than center-based care. There is usually greater dependence on the availability of and training by one or only a few adults, and facilities are less likely to be customized to the needs of children. Payment for child care services may be made completely by parents or subsidized in whole or in part by others, including governmental programs, employers and nonprofit churches or community groups.

         The for-profit child care market segment is highly fragmented, due to the large number of facilities offering child care services. Revenues for the for-profit child care market are estimated to be about $9 billion, based on a licensed capacity estimated at 3.5 million. The largest 50 for-profit child care providers are estimated to account for only 11% of industry revenues and it is estimated that there are more than 76,000 for-profit providers of child care in the United States. Based on its licensed capacity, the Company believes it ranks among the largest forty providers of child care services in the country.

                            [GRAPHIC DESCRIPTION]

                  A pie chart depicting the for-profit child care market that is large and fregmented showing that the top 50 chains account for only 11% of the market, with small operators accounting for about 89% of the market.

DEMOGRAPHIC TRENDS

         The for-profit child care market segment has grown substantially in the last 20 years. Prior to that time, child care was provided almost exclusively through in-home care, church-sponsored and other local nonprofit facilities. Demand has increased for additional child care facilities as the result of increasing numbers of single parents, dual income families and the increasing use by many parents of quality child care programs for the educational and developmental benefit of their children. This demand is somewhat seasonal, with slightly lower enrollment levels typically experienced during July and August, as well as around holidays, such as Christmas. National and regional chains and other independent for-profit child care centers compete to meet these needs.

         In recent years, a number of national demographic trends have significantly increased the demand for the Company's services. According to the United States Bureau of the Census, in 1989 (for the first time since 1964, the final year of the "baby boom") and again in 1990, 1991 and 1992, the number of babies born in the United States surpassed four million. From 1980 to 1990, the number of children under age five increased 13% and the number of children ages five through nine increased 7%. In addition, there has been an increase in the number of mothers in the workforce that have children ages three to five years, which has increased from 45% in 1978 to 53% in 1992. The number of women of child-bearing age in the work force has also increased in recent years. In light of the industry trends, the Company believes that demand for use of center-based educational and developmental programs of the type provided by the Company will continue to grow.

                            [GRAPHIC DESCRIPTION]

                 A graph depicting the percent of mothers of preschool age children who work from 1970 through 1990. In 1970, 30% of mothers with preschool age children worked, in 1980, 47% worked and in 1990, 59% worked.

                            [GRAPHIC DESCRIPTION]

                 A graph depicting the labor force participation of women of child-bearing age that starts with 41 million in 1990, increases to an estimated
                 43 million for 1995 and to an estimated 44 million in the year 2000.

Source:  U.S. Bureau of Labor Statistics


CHILD CARE CENTER OPERATIONS

         Consistent with the Company's strategic emphasis on high quality child care, the Company's operations are designed to appeal to parents who want innovative learning programs emphasizing child development offered in modern facilities. The Company's approach to its operations includes the following concepts:

                 FACILITIES -- Facilities are designed with a number of features that promote an optimal atmosphere for child development, as well as efficient adult child interaction and observation. The Company's child care center design incorporates individual classrooms and provides a quiet atmosphere within each classroom while still allowing free movement from activity to activity.

         An abundance of windows gives the facility an open, airy and clean appearance. Most of the Company's child care facilities have observation rooms for parents to view their children's participation in the daily activities without interruption. Bathrooms are adjacent to each classroom for easy access and safe monitoring of children. Many facilities have video cameras in each classroom that are monitored on a continual basis at the front office. Licensed capacity of the Company's child care centers ranges from 12 to 249 children, although in some centers actual enrollment may be higher because some children are enrolled on a part-time basis.

                 PLAYGROUNDS -- All playgrounds consist of areas with equipment such as wheeled toys and climbing apparatus to help children develop their large muscle skills. Playgrounds are divided between younger and older children. Sandy areas are available, as are swings, slides, balancing and other play equipment.


                 PROGRAMS -- The Company believes in a developmental approach to learning in which each classroom is arranged with learning stations, or centers, that are designed to help children think, communicate and create. A wide variety of learning materials and equipment, including at least two computers per center, are available to the children. Field trips in the Company's vans are used to enhance the programs. The Company also provides various full-day and half-day programs, including ballet, computer, piano and gymnastics lessons and, during the summer, swimming and related aquatic activities.


                 AVAILABILITY -- The Company recognizes that the parents of enrolled children have varying child care needs. Parents may enroll their children for any mix of days per week with a minimum of two days per week. Most of the Company's child care centers are open from 6:00 a.m. to 6:30 p.m., five days per week, all year, except on major holidays. The Company also offers extended care at two of its facilities, including 24-hour, seven days a week service at one facility. Parents may visit their child's facility at anytime during operating hours. Each child care facility regularly conducts parents' nights, during which parents can discuss the progress of their children with the staff, watch their children perform or hear professionals in the child care field speak on relevant subjects.

                 MANAGEMENT -- Each child care facility is operated as a unit under the supervision of a director assigned to that facility. The director is responsible for hiring teachers, organizing and monitoring programs, supervising all records and regulatory compliance, collecting tuition, marketing and corporate office reporting. Directors are paid a monthly salary plus a bonus based on several factors, including enrollment levels and profitability of the child care facility.

CURRICULA AND PROGRAMS

         The Company believes that a developmental approach to learning is essential to positive growth in children. Children are grouped within each center by age and developmental level. The following programs are offered by the Company:

                 INFANTS -- The infant program is available on a full-time and, in some cases, a part-time basis, and includes various developmental activities designed to foster visual perception and motor development.

                 TODDLERS -- The toddler program includes a variety of developmental activities such as wet and dry tables, blocks and dolls. Development of social skills, gross motor skills and language skills is emphasized in the toddler program.

                 PRESCHOOLERS -- The curriculum features pre-reading skills and other activities to prepare children for school. Learning centers are available in each classroom to expose children to art, music, science, sensory development, woodworking, math and language. In addition, the program includes daily individual and group activities designed to stimulate and enhance motor skills and physical development.

                 SCHOOL AGE CHILDREN -- The Company provides a before and after school program for children who are of primary school age. The Company offers to transport children in Company vans to the neighborhood schools in the morning, and back to each of the Company's child care centers in the afternoon. A portion of each day is set aside to help the children with homework from their schools. In addition, this program includes arts and crafts projects, field trips, dance and gymnastics classes, physical activities, group sports and computers. When neighborhood schools are closed for certain holidays or summers, these children can become full-time students.

                 SUMMER -- In an effort to increase enrollment in the summer months, the Company modifies its preschooler and school-age programs during the summer. The programs are enhanced with additional field trips and other optional activities. Historically, the Company has experienced a decrease in revenues during the summer months, which the Company believes is typical in the child care industry.

                 OPTIONAL PROGRAMS -- The Company offers special programs for children whose parents seek more specialized activities. Through cooperative efforts with outside organizations, such as the internationally recognized Desert Devils Gymnastic Club, in the Phoenix metropolitan area, the Company offers special gymnastics and other classes for children ages three and up. Specialized gymnastics equipment has been installed on site at most of the Company's Arizona child care centers, and all of the classes are taught by professionally trained staff.


                 The Company also has contracted with Whiz Kids Computer Academy, an Arizona corporation, to offer sophisticated, computer-based, educational classes on site to children ages three and up utilizing highly trained teachers and state-of-the-art software. Other special programs are offered by the Company including ballet, swimming, piano and karate. Presently, all of these special programs, for which an additional fee is charged, account for a small percentage of the monthly revenue at each child care center; however, the Company continues to expand and market these programs to seek additional student participation and increased revenue.


                 SPECIAL NEEDS PROGRAM -- Since July 1987, the Company has been awarded an annual contract from the Division of Developmental Disabilities of the Arizona Department of Economic Security to provide a goal-oriented training program for and to integrate mild to severely handicapped children in child care centers. In September 1991, the Company was approved to be a private provider of special education preschool programs and related services by the Arizona Department of Education. Since June 1991, the Arizona Department of Economic Security, as administrator of a child care block grant, has awarded the Company an annual contract to deliver child care to families with special needs children. These contracts have been renewed through June 1996.

TUITION

                 The Company determines tuition charges based upon a number of factors including age of child, number of days and hours of attendance, location and competition. Part-time students are charged proportionately higher rates than full-time students. The Company's current weekly charges for full-day service range from $85 to $142 per child, depending on the location of the center and the age of the child. Tuition is generally collected on a weekly or monthly basis in advance. For the first quarter of fiscal 1996, the Company's average weekly tuition rate was $97. For the fiscal years ended July 31, 1995, 1994 and 1993, the Company's average weekly tuition rate was $97, $94 and $92, respectively. The average weekly tuition rate is the average basic public tuition rate for full-time four year old children at all centers (other than centers operated on a management fee basis).

MARKETING

         The Company targets a market consisting primarily of parents having above average incomes and education. According to the United States Bureau of the Census, families earning over $45,000 a year are twice as likely as families with incomes below $20,000 to enroll their children in child care centers. Based on a survey by the Company of its participating parents, the Company believes that over 50% of the families of enrolled children have annual incomes exceeding $50,000. The Company uses demographic studies to locate its campuses in geographic areas consistent with the Company's target market. The Company's primary sources of new enrollments have been from distribution of promotional material in residential areas surrounding a child care facility in conjunction with its opening, referrals from satisfied parents, yellow-page advertising and traffic exposure. For existing child care facilities the Company also advertises through direct mail, newspaper, telemarketing and by participating in community child- related events. The advertising campaign focuses primarily on summer promotion to enhance each fall's enrollment. For the first quarter of fiscal 1996, the Company's average percentage occupancy was 73.6%. For the fiscal years ended July 31, 1995, 1994 and 1993, the Company's average percentage occupancy was 76.7%, 78.3% and 78.8%, respectively. The average percentage occupancy is calculated by dividing the operating revenues for all of the Company's centers (other than centers operated on a management fee basis) for the respective periods by the product of (i) licensed capacity for all of the Company's centers (other than those operated on a management fee basis) and (ii) the average of the basic tuition rate for full-time four year old children at all such centers for the respective periods based on 50 weeks of attendance per year.


EXPANSION

         The Company's initial growth was achieved primarily through developing and constructing its own facilities. During fiscal 1994, the Company expanded its child care operations by opening four additional sites through cooperative efforts with various outside parties. One additional site was also opened in fiscal 1995. These ventures required a minimal capital investment by the Company while expanding its licensed capacity by approximately 165 children.

         The Company intends to use a portion of the proceeds of this offering to open new child care centers. In addition, the Company will actively consider acquiring established child care centers operated in the southwestern United States, as well as in other geographic areas. The Company intends to acquire established child care centers by purchasing the assets of such centers from third parties and paying the purchase price of such assets in a combination of cash and notes. Long-term growth opportunities will also come from build-to-suit opportunities, where child care facilities can be developed as an amenity to an overall project or as stand-alone facilities constructed by the Company. With regard to build-to-suit opportunities, the Company currently intends to contract with an unrelated third party to develop and construct child care centers based on the Company's specifications. The Company will then lease such child care centers from the third party. Additional long-term growth opportunities will continue to come from partnership and contract child care programs that provide relatively low risk expansion opportunities. The Company will also continue to evaluate opportunities related to employer centers and developer-assisted programs as they arise.


         Consistent with its acquisition strategy, on November 1, 1995, the Company acquired the operations of two child care centers in Colorado, which
have an aggregate licensed capacity of 238 children.   PSI also recently entered
into a partnership child care arrangement with a church in the Milwaukee, Wisconsin area pursuant to which PSI will assume the operations of a child care center with a licensed capacity of approximately 100 children for the church. The Company will operate the child care center for PSI pursuant to the PSI Agreement. See "CERTAIN TRANSACTIONS."


         From time to time, the Company may decide to close one or more child care centers and contracts relating to centers operated for third parties may expire or be terminated by the third party. In fiscal 1995, one contract for a child care center with a licensed capacity of 24 children expired and was not renewed. The Company continually monitors the enrollment levels at its child care centers and the long-term prospects of the geographic areas in which its child care centers operate. If the Company determines that the operations of two or more child care centers could be consolidated to operate more efficiently, it may from time to time consolidate the operations of two or more child care centers, which may result in the closing of one or more child care centers.

EMPLOYER CHILD CARE PROGRAMS


         Increasing numbers of employers are offering child care benefits to their employees. To increase enrollment, the Company has capitalized on this trend by actively pursuing contracts with various employers through its Employer Child Care ("ECC") programs. The Company's ECC programs are tailored to meet each employer's particular needs. The Company may also contract to operate a child care center constructed by an employer for its exclusive or semi-exclusive use. The Company also offers assistance to employers in marketing their programs to employees and encourages the employers to subsidize tuition costs and to implement programs that enable their employees to realize available federal tax benefits. The Company instituted its first ECC program in May 1987 and has consistently added employer participants since that time. Among the corporations that have ECC programs with the Company are America West Airlines and American Express. For the first quarter of fiscal 1996, revenues received from ECC programs, including revenues received from employers, as well as employees, represented 44% of the Company's total operating revenues.
For the fiscal years ended July 31, 1995, 1994 and 1993, revenues from ECC programs, including revenues received from employers as well as employees, represented 45%, 41% and 35%, respectively, of the Company's total operating revenue.


         One of the more innovative ECC programs, although not the largest, is the Child Development and Family Studies Laboratory ("CDFSL"). The CDFSL is a research, teaching and community service facility at the Arizona State University West Campus ("ASU West") in Phoenix, Arizona, which has a licensed capacity of 58 children. The laboratory provides a program for parents and children to participate in interesting projects for observational research. As part of their educational training, students attending ASU West are permitted to observe the interaction of children in a combined environment of child care and teaching. An advanced program has been developed using lower teacher to child ratios than is required. The program is available to faculty, staff and students of ASU West and to the general public if space permits.

PARTNERSHIP CHILD CARE PROGRAMS

         One strategic focus of the Company is to increase its enrollment levels through various partnership arrangements with third parties, including churches and health clubs. Typically, these partnership arrangements involve an agreement by the Company to operate a child care center at facilities owned by the third party. The Company and the third party share the operating risks of the child care centers and share any profits generated by the centers. The child care centers are open to the general public. Because the third party provides the facilities for the child care center, these partnership programs provide the Company with an opportunity to increase its enrollment with only a minimal capital investment.

         Some of the Company's partnership activities are undertaken in connection with PSI, a nonprofit corporation. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. PSI typically enters into agreements with third parties to establish child centers or assume the operations of existing child care centers and then contracts with the Company to operate the child care centers in exchange for a management fee. Profits generated by the entities are shared by PSI and the third party. See "CERTAIN TRANSACTIONS."

         Currently, the Company operates five child care centers based on partnership arrangements with various third parties, including PSI. The total licensed capacity of these child care centers is 396 children.

CONTRACT CHILD CARE PROGRAMS

         In contrast to child care partnership arrangements, which are characterized by a sharing of profits and operating risks, the Company also operates child care centers on a contract basis. Pursuant to the contractual arrangements, the Company is reimbursed for its expenses and paid a predetermined fee for operating the child care centers. The contract arrangement typically provides for the Company to operate a child care center at a site provided by the third party, which requires only a minimal capital investment by the Company.

         In January 1993, the Company opened its first four contract child care facilities in conjunction with a high school district in Phoenix. The child care centers are located on various high school campuses and provide child care services for the children of at-risk teen parents enrolled in the district's schools. During fiscal 1994, this contract with the district was expanded to cover three additional centers. The total licensed capacity of the seven centers is 101 children.

COMPETITION


         The child care industry is highly competitive, with Phoenix, Arizona being one of the most competitive markets in the United States. In the geographic areas in which the Company operates, the Company competes with centers owned by national chains such as Ultra Child Care/Mary Moppets, Kinder-Care Learning Centers, Inc., Children's World Learning Centers, Inc., Palo Alto Preschools/Child Time and La Petite Academy, Inc., as well as child care centers owned by nonprofit organizations that may be supported to a large extent by endowments, charitable contributions and other forms of subsidies. In addition, the Company competes with individually owned proprietary child care centers, licensed child care homes, unlicensed child care homes, public schools, the YMCA and businesses that provide child care for their employees at the work place. See "RISK FACTORS."

         The Company believes that competition in the child care industry is based on a variety of factors:

                 QUALITY OF FACILITIES, STAFF AND PROGRAMS. A significant competitive factor is the extent to which programs broader in scope than custodial care are provided. The Company offers extensive educational and developmental programs which are broader in scope than those offered by many of its competitors. See "BUSINESS -- Curricula and Programs."

                 COSTS. Due to the extensive curriculum and program offerings, the Company's tuition is generally higher than that of its competitors. For parents who choose child care facilities based on cost alone, the Company has difficulty competing.

                 LOCATION. The location and convenience of the child care center to the parent is very important. The Company's child care centers are generally located in or near middle to upper income residential areas, and are intended to be convenient for the market segment targeted for enrollment.

                 OTHER FACTORS. Other competitive factors include size and design of the facilities, parents' religious preferences, availability of in-home or school-sponsored services, hours of operation and operating and educational philosophies.

         The Company competes favorably within the industry and is one of the largest providers of child care in both Arizona, Colorado and Hawaii. The Company's enrollment levels are at or above industry averages.


INSURANCE

         The Company has not had any material claims against its liability insurance; however, the Company, as well as other child care providers, has had difficulty obtaining adequate liability insurance coverage at reasonable rates for child physical and sexual abuse. The Company has comprehensive general liability insurance with a limit of $1,000,000 per occurrence and $2,000,000 aggregate per location, including $250,000 coverage for child physical and sexual abuse. It also has insurance coverage for automobile liability, with a per occurrence limitation of $1,000,000. In addition, the Company has a $5,000,000 umbrella policy to cover claims in excess of the per occurrence limitation on the general liability policy. See "RISK FACTORS."

GOVERNMENT REGULATION

         Operators of child care centers are subject to a wide variety of state and local regulations and licensing requirements, including site inspection for safety and compliance with building codes, review of programs and facilities, ratio of staff to the number of attending children, health standards (including food service) and zoning. Each child care center must be licensed by the appropriate state and local authorities before it may begin operations. The Company believes that each of its child care centers is in compliance, in all material respects, with such requirements. No proceedings to suspend or revoke any of the Company's licenses have been instituted. Compliance with government regulations increases the Company's operating costs; however, these costs are generally offset by increases in tuition. No significant changes in government regulations are expected in the next twelve months. See "RISK FACTORS."

CHILD CARE INCOME TAX BENEFIT

        The Internal Revenue Code of 1986, as amended, provides an income tax credit ranging from 20% to 30% for parents for certain child care expenses, subject to certain maximum limitations and income levels. Under present law, the fees paid to the Company by working parents qualify for the federal tax credit. In addition, many families also benefit from flexible spending plans that permit families to pay a portion of their child care expenses with pre-tax income.

SERVICE MARK

         "Sunrise Preschools" and the logo associated with the name are federally registered service marks of the Company that expire in February 2007. Management believes that the Company's service marks provide adequate protection against unauthorized use of its name and logo.

EMPLOYEES

         Individual child care centers are staffed with a director, one assistant director, teachers and teacher assistants. All personnel participate in periodic in-service and external training programs and are required to meet applicable state and local regulatory standards.

         Each of the Company's child care centers is operated as a unit under the supervision of a director assigned to that child care center. The director is responsible for hiring teachers, organizing and monitoring programs, supervising all records and regulatory compliance, collecting tuition, marketing and corporate office reporting. The Company conducts an in-house "LIT" (Leadership-in-Training) program designed to instruct and motivate existing personnel for a future management position at a Sunrise Preschool.

         All center personnel are carefully monitored to ensure compliance with current state regulations regarding age, experience and educational requirements. The background check of prospective employees includes a fingerprint check with the Federal Bureau of Investigation. To date, the Company has not experienced any difficulty in attracting and retaining qualified personnel, but there can be no assurance that the Company will be able to continue to attract and retain qualified personnel. See "RISK FACTORS -- Dependence on Key Personnel".


         As of November 11, 1995, the Company employed approximately 463 persons, approximately 11 of which were employed in the corporate office and approximately 452 of which (including 72 part-time employees), were employed at the Company's child care centers. All management and supervisory personnel are salaried; substantially all other employees are paid on an hourly basis. The Company provides partial child care benefits for its employees in addition to partial payment of medical and dental insurance premiums.


         None of the Company's employees are represented by a union, and the Company does not anticipate any union organization activities among its employees.

                                   PROPERTIES


      Of the 29 child care centers operated by the Company in Arizona, Colorado and Hawaii, 16 are leased with terms expiring on various dates between 1995 and 2009. Two of these centers, in turn, are subleased to PSI. The building leases generally include option renewal periods of 3 to 25 years at the Company's discretion and the option to purchase the leased facilities. The aggregate monthly lease payments on the 16 centers (net of monthly sublease income of approximately $2,300) total approximately $195,000. Each of the leases contains provisions for lease payment increases based on the Consumer Price Index or other similar formulas. The Company is generally responsible for taxes, insurance, maintenance and other expenses related to the operation of the leased facilities. The lessors are unaffiliated third parties who purchased the centers either from affiliates of the Company or from its former wholly owned subsidiary, Sunrise Holdings, Inc. The remaining 13 facilities are operated pursuant to various agreements with outside agencies. The Company pays no rent at any of these facilities. See "BUSINESS -- Employer Child Care Programs," "Partnership Child Care Programs" and "Contract Child Care Programs."


      The Company's principal executive offices are leased and located in approximately 4,700 square feet in Scottsdale, Arizona. The Company believes that its headquarters facility is adequate for operations for the foreseeable future.

      The following page sets forth certain information regarding the location and opening dates of the Company's child care centers.

                          SUNRISE PRESCHOOL LOCATIONS

Listed by Year Opened:

      1982                                      1988                                 1994

Mesa, Arizona                             Chandler, Arizona                        Phoenix, Arizona(2)
2045 South Pennington                     550 West Warner Road                     3333 West Roosevelt
602-839-2091                              602-899-8661
                                                                                   [GRAPHIC DESCRIPTION]
      1984                                Gilbert, Arizona
                                          1540 North Burk Street                   A graphic depicting the State of
Tempe, Arizona                            602-497-5260                             Hawaii and showing a total of five
5301 South McClintock                                                              centers on the island of Oahu.
602-820-1861                                   1989
                                                                                       1995
      1986                                Phoenix, Arizona
                                          4111 East Ray Road                       Flagstaff, Arizona(1)
Peoria, Arizona                           602-759-4098                             3475 East Soliere Avenue
6702 West Cholla                                                                   520-527-3900
602-878-6556                              Phoenix, Arizona
                                          642 East Monroe, Suite F-1                  1996
Mesa, Arizona                             602-253-0381
759 North Lindsay                                                                   Lakewood, Colorado
602-830-5500                              Pearl City, Hawaii(1)                     1950 SouthCarr
                                          98-425 Kamehameha Highway                 303-988-1835
Phoenix, Arizona                          808-488-9377
13449 North Tatum Boulevard                                                         Lakewood, Colorado
602-996-2299                              Kailua, Hawaii(1)                         3150 Youngfield
                                          130 Kailua Road, #103                     303-238-5722
[GRAPHIC DESCRIPTION]                     808-262-2331

A graphic of the State of Arizona               1991
showing one center in Flagstaff                                                    [GRAPHIC DESCRIPTION]
and a total of 21 centers in the          Phoenix, Arizona(1)
Phoenix metropolitan area.                Arizona State University                  A graphic depicting the Denver
                                          West Campus                               metropolitan area showing a
      1987                                602-543-5437                              total of two centers.

Phoenix, Arizona                               1993                                 (Opening Spring 1996)
16044 North 35th Avenue                                                             Hales Corners, Wisconsin(3)
602-978-9545                              Phoenix, Arizona                          10627 West Forest Home Avenue
                                          8221 North 23rd Avenue                    414-425-1515
Phoenix, Arizona                          602-864-0474
1819 West Osborn Road
602-263-0985                              Pearl City, Hawaii(1)
                                          784 Kamehameha Highway
Scottsdale, Arizona                       808-455-3330
9128 East San Salvador Drive
602-860-1464                              Honolulu, Hawaii(1)
                                          1730 North Punahou
                                          808-951-5833

                                          Honolulu, Hawaii(1)
                                          467 North Judd
                                          808-523-6495

                                          Phoenix, Arizona(2)
                                          512 East Pierce

                                          Phoenix, Arizona
                                          3415 North 59th Avenue

                                          Phoenix, Arizona(2)
                                          4612 North 28th Street

                                                                                  (1)  Operated under management agreements.
                                                                                  (2)  Locations with two preschool centers.
                                                                                  (3)  See "BUSINESS--Expansion."

                                       37

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names, ages and positions of the directors and executive officers of the Company as of November 30, 1995. A summary of the background and experience of each of these individuals is set forth after the table.

      The directors and executive officers of the Company are:

             NAME                  AGE              POSITION
             ----                  ---              --------
      James R. Evans                48       Chairman of the Board, President

      Dr. Richard H. Hinze          74       Director

      Robert A. Rice                40       Director

      Barbara L. Owens              47       Director, Executive Vice President,
                                             Secretary & Treasurer

      Ronald J. O'Connor            37       Controller

      Ruby G. Kelly                 41       General Manager


      The Board of Directors currently consists of four members and is classified into three classes with each class holding office for a three-year period. The term of Dr. Hinze expires at the 1995 Annual Meeting of Stockholders; the term of Mr. Evans expires in 1996; and the terms of Ms. Owens and Mr. Rice expire in 1997. Under the Company's Restated Certificate of Incorporation (the "Certificate"), the number of directors may be increased to nine. The Certificate limits the liability of directors and restricts the removal of board members under certain circumstances. See "DESCRIPTION OF SECURITIES -- Special Voting and Other Provisions."


      Mr. Evans and Ms. Owens have employment agreements with the Company, and Mr. O'Connor and Ms. Kelly serve at the pleasure of the Board of Directors. See "EXECUTIVE COMPENSATION -- Employment Contracts." There are no family relationships among the directors and executive officers.


      James R. Evans has been the President and a Director of the Company since its inception. Prior to that time, Mr. Evans was an executive with Smitty's Super Value, Inc., a large retail food and general merchandise chain. During his twenty years at Smitty's Super Value, Inc., Mr. Evans was responsible at various times for marketing strategy, designing store layouts, development of financial models and budgets and store management. Mr. Evans is a member of the Arizona Child Care Licensure Advisory Committee and has been a national presenter at various child care conventions on diverse child care topics.


      Dr. Richard H. Hinze has been a Director of the Company since August 1987. Since September 1984, Dr. Hinze has been the president and chairman of Flying H Enterprises, Inc., a family owned Hawaii corporation focusing on consulting and development of child care programs for public and private entities, which has been inactive since 1994. From 1972 until his retirement in

April 1987, Dr. Hinze was a researcher for the Curriculum Research and Development Group at the University of Hawaii-Manoa studying gifted children and early childhood education. He has also served from October 1985 through April 1987 as the director for all campuses of the University of Hawaii Child Care Project, where he developed a system for offering child care for students and faculty. Dr. Hinze was also the treasurer of the National Association for Education of Young Children from 1976 through 1980. Dr. Hinze has published several articles in professional publications relating to child care and education and received his Ed.D from Stanford University.

      Robert A. Rice has been a Director of the Company since October 1993. Mr. Rice is a director of Firstmark Corp., which is listed for trading on Nasdaq, and is a Vice-President of two subsidiaries of Firstmark Corp., Firstmark Investment Corp. and Firstmark Capital Corp. Firstmark Corp. and its subsidiaries are engaged in financial services and real estate and timber operations. Mr. Rice has been the President and Chairman of Prime Discount Securities, Inc., a National Association of Securities Dealers registered investment broker-dealer, since he founded the entity in 1983. Mr. Rice has also been the President of Prime Securities Corp., an investment management company, since he founded the entity in 1990. Mr. Rice is a general partner of BR Partners, a partnership that owns and operates commercial and residential real estate in Maine.

      Barbara L. Owens was a consultant to the Company beginning in February 1987, and became a full-time employee, Vice President-Operations, in June 1987. Ms. Owens became a Director in March 1988, Secretary in August 1988, Treasurer in May 1989 and Executive Vice President in September 1989. Ms. Owens has substantial experience in the child care industry, including employment for 13 years at Palo Alto Educational Systems, Inc., which had approximately 30 child care centers in four states when it was sold to Gerber Children's Center, Inc. in October 1984. Ms. Owens' positions at Palo Alto Educational Systems, Inc. included President and Chief Operating Officer. After that time, Ms. Owens provided child care consulting services to various organizations in the United States. Ms. Owens currently serves on an editorial panel of the Child Care Information Exchange, a national child care publication. Ms. Owens has also given presentations at various annual conferences of the National Association of Early Childhood Professionals.

      Ronald J. O'Connor joined the Company in September 1994 as the Controller. From 1988 until joining the Company, Mr. O'Connor was the Deputy City Controller for the City of Phoenix, Arizona. Prior to that time, Mr. O'Connor was the Corporate Controller at El Pollo Asado, Inc., an operator of a chain of fast food restaurants. Mr. O'Connor has also been an audit manager at Touche Ross & Co. (now Deloitte & Touche) and has been a Certified Public Accountant since 1981. Mr. O'Connor is a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.


      Ruby G. Kelly joined the Company as its General Manager in November 1995. From 1981 until joining the Company in 1995, Ms. Kelly was employed by LaPetite Academy, one of the largest child care providers in the United States with more than 800 child care centers located in 35 states. Ms. Kelly served in various capacities at LaPetite Academy, including most recently as a Divisional Director, a position in which she had responsibility for the operations of more than 50 child care centers. Ms. Kelly is a member of the National Association For the Education of Young Children (the "NAEYC") and serves on a panel that evaluates child care centers to determine whether they are eligible for the accreditation designation which is a nationally recognized designation established by the NAEYC. Ms. Kelly is also an active member of the Phoenix, Arizona chapter of the NAEYC and serves on its Public Policy Committee. In addition, Ms. Kelly is on the Board of Directors of the Colorado Child Care Association.

COMPENSATION COMMITTEE

      The Company has a Compensation Committee of the Board of Directors that consists of the Company's two outside directors, Messrs. Hinze and Rice. The Compensation Committee administers the Company's stock option plans and addresses matters relating to executive compensation.


                             EXECUTIVE COMPENSATION

      The following table summarizes all compensation paid to the Company's President (the Chief Executive Officer of the Company) and to the Company's other most highly compensated executive officer other than the President whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended July 31, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                                                                         ---------------------------------------

                                            Annual Compensation                     Awards               Payouts
                                     ---------------------------------------------------------------------------
                                                                         Restricted        Securities                  All Other
     Name and            Fiscal                            Other Annual    Stock           Underlying     LTIP       Compensation
Principal  Position       Year       Salary     Bonus      Compensation    Award(s)        Option(s)     Payouts          (1)
---------------------------------------------------------------------------------------------------------------------------------
James R. Evans            1995      $150,000    $65,151         $-0-         $-0-           373,200        $-0-          $-0-
Chairman of
the Board and             1994      $105,007    $53,494         $-0-         $-0-             -0-          $-0-          $-0-
President
                          1993      $105,007    $62,227         $-0-         $-0-             -0-          $-0-          $-0-
---------------------------------------------------------------------------------------------------------------------------------

Barbara L.                1995      $ 85,000    $52,777         $-0-         $-0-           135,858(2)     $-0-          $-0-
Owens
Executive Vice            1994      $ 56,632    $62,792         $-0-         $-0-             -0-          $-0-          $-0-
President,
Secretary and             1993      $ 56,632    $65,877         $-0-         $-0-             -0-          $-0-          $-0-
Treasurer
---------------------------------------------------------------------------------------------------------------------------------

(1) See the discussion under the caption "EXECUTIVE COMPENSATION -- Employment Contracts" regarding certain other compensation the named officer may be entitled to upon certain specified events.

(2) Of the stock options granted to Ms. Owens, 75,858 were options that were granted by the Company in 1995 to replace 84,558 options that were granted to Ms. Owens in prior years and canceled in 1995. The Board of Directors of the Company determined that the options that were canceled no longer provided the intended incentives to Ms. Owens because their exercise prices, which ranged from $1.38 to $2.00 per share, exceeded the current market price for the Company's Common Stock.

      The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended July 31, 1995 to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------
                                                     Individual Grants
                    ----------------------------------------------------------------------------------
                                               % of Total
                    Number of Securities      Options/SARs
                         Underlying            Granted To         Exercise or
                         Option/SARs           Employees           Base Price           Expiration
     Name                Granted (#)         in Fiscal Year        ($/Share)               Date
------------------------------------------------------------------------------------------------------
James R. Evans            363,200(1)              62%               $1.5125             May 4, 2000
                           10,000                  2%               $1.00            December 31, 1997
------------------------------------------------------------------------------------------------------
Barbara L. Owens          125,858(2)              21%               $1.375              May 4, 2005
                           10,000                  2%               $1.00            December 31, 1997
------------------------------------------------------------------------------------------------------


(1) A portion of the options granted to Mr. Evans were granted under the Company's 1995 Stock Option Plan as incentive stock options, which qualify for special treatment under United States tax laws. As required by such tax laws, the options were granted at 110% of the fair market value of the Company's Common Stock on the date of grant. The 1995 Stock Option Plan has been approved by the Board of Directors of the Company; however, it has not been submitted to the Company's stockholders for approval. The Company intends to submit the 1995 Stock Option Plan to the Company's stockholders for approval at its 1995 Annual Meeting. If the 1995 Stock Option Plan is not approved by the Company's stockholders, the terms of Mr. Evans' option grant provide that his incentive stock options may be reclassified to non-statutory options in which case the option exercise price will be reduced to the fair market value of the Company's Common Stock on the date of grant, which was $1.375 per share, and the term of such options will be extended from five years to ten years.


(2) Of the stock options granted to Ms. Owens, 75,858 were options that were granted by the Company in 1995 to replace 84,558 options that were granted to Ms. Owens in prior years and canceled in 1995. The Board of Directors of the Company determined that the options that were canceled no longer provided the intended incentives to Ms. Owens because their exercise prices, which ranged from $1.38 to $2.00 per share, exceeded the current market price for the Company's Common Stock.

      The following table sets forth certain information concerning each exercise of stock options during the year ended July 31, 1995 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Named Executive Officer.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1995


--------------------------------------------------------------------------------------------------------------------------
                                                                                                 Value of Unexercised
                                                           Number of Unexercised Options             In-the-Money
                                                               at Fiscal Year End (#)       Options at Fiscal Year End ($)
--------------------------------------------------------------------------------------------------------------------------
                     Shares Acquired    Value Realized
     Name            on Exercise (#)          ($)          Exercisable    Unexerciseable    Exercisable    Unexerciseable
--------------------------------------------------------------------------------------------------------------------------
James R. Evans             -0-               $-0-             94,032          290,473         $ 95,758        $250,533
--------------------------------------------------------------------------------------------------------------------------
Barbara L. Owens           -0-               $-0-            147,550            -0-           $155,605        $  -0-
--------------------------------------------------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company are entitled to receive $500 per meeting attended, plus reimbursement of reasonable expenses; directors who are employees of the Company do not receive compensation for such services. Directors who are not employees of the Company also participate in the Company's Non-Employee Directors Stock Option Plan.

EMPLOYMENT CONTRACTS

      On October 15, 1993, the Compensation Committee approved employment agreements with James R. Evans for services as President and with Barbara L. Owens for services as Executive Vice President, Secretary and Treasurer (Mr. Evans and Ms. Owens are sometimes collectively referred to herein as the "Employee"). These agreements were subsequently amended on September 16, 1994 and May 4, 1995. As amended, the agreements require Mr. Evans and Ms. Owens to devote their full-time to the Company and provide for a base salary, currently $154,500 and $87,550 per year, respectively, which is increased on August 1 of each year to reflect increases in the National Consumer Price Index of the preceding year. The Employee is entitled to receive bonuses in the discretion of the Compensation Committee to be paid in accordance with Company bonus plans in effect from time to time. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements may not be terminated unilaterally by the Company, except for cause, which includes (i) conviction of a felony that impairs the ability of the Employee to perform his or her duties with the Company or (ii) failure of performance as determined by the Board. The agreements provide that the salaries of Mr. Evans and Ms. Owens will be reviewed annually, but such salaries may not be decreased.

      Each of the agreements provides that if the Employee is terminated by the Company other than for cause or disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and
(ii) a lump sum payment equal to the sum of three years of the Employee's annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. If the Employee requests, the Company must also assign to the Employee any assignable insurance policy on the life of the Employee owned by the Company at the end of the period of coverage. In addition, all options or warrants to purchase Common Stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options. If the Employee is terminated for cause or if the Employee terminates his or her employment other than for good reason (as defined in the agreement), the Company's only obligation is to pay the Employee his or her base salary and accrued vacation pay through the date of termination.

      If the Employee is incapacitated due to physical or mental illness during the term of his or her employment, the agreements provide that the Company shall pay to the Employee a lump sum equal to two years of the Employee's base compensation and all bonuses paid to the Employee in the two years preceding the date of termination due to illness. If the Employee dies during his or her employment, the only benefits payable to his or her estate under the agreements are those payable pursuant to the Company's survivor's benefits insurance and other applicable programs and plans then in effect.

      If the Employee's employment is terminated, the Company has agreed to indemnify the Employee for claims and expenses associated with certain personal guarantees made by the Employee. See "CERTAIN TRANSACTIONS." In addition, the Company has agreed to use its best efforts to secure the release of such personal guarantees.

STOCK OPTION PLANS

      1987 STOCK OPTION PLAN


      The Company's Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of Common Stock are authorized for issuance. As of November 30, 1995, options to purchase all of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.


      The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

      The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

      1995 STOCK OPTION PLAN

      The Company's 1995 Stock Option Plan (the "1995 Plan") authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of Common Stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after May 2, 2005.

      The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

      At November 30, 1995, under the 1995 Plan, options to purchase 360,000 shares of Common Stock were issued and outstanding, with terms ranging from five to ten years. The exercise prices of all such options range from $1.375 to $1.5125 per share.

      NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 30,000 shares of Common Stock have been granted; such options have a term of six years with exercise prices of $1.375 to $2.1875 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.


      On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's Common Stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's Common Stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

      No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

INDEMNIFICATION AND LIMITATION OF LIABILITY

      Delaware law authorizes a Delaware corporation to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages for breaches of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly the Company's Certificate includes a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction for which the director derived an improper personal benefit or certain other actions. Pursuant to Delaware law, directors of the Company are not insulated from liability for breach of their duty of loyalty or for claims arising under the federal securities laws. The foregoing provisions of the Certificate may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

                              CERTAIN TRANSACTIONS



        James R. Evans and Barbara L. Owens have personally guaranteed various child care facility lease payments and other obligations to third parties. As of July 31, 1995 and 1994, the aggregate amounts of lease payments and other obligations guaranteed by Mr. Evans were approximately $5,000,000 and $5,500,000, respectively. The aggregate amount of lease payments and other obligations guaranteed by Ms. Owens were approximately $1,000,000 as of July 31, 1995 and 1994.


      Both James R. Evans and Barbara L. Owens have employment agreements with the Company. See "EXECUTIVE COMPENSATION -- Employment Contracts."

      In early 1994, the Board of Directors approved the transfer to PSI of a portion of the Company's operations. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. Pursuant to the PSI Agreement, the Company provides PSI with management, administrative and operational services and educational programs. Additionally, pursuant to the PSI Agreement, the Company leases to PSI all of the equipment and other property necessary for the operation of PSI's child care centers. Barbara L. Owens is the President and James R. Evans is the Vice President of PSI. Dr. Richard Hinze, Ms. Owens and Mr. Evans are directors of PSI. No directors or officers of the Company are members of PSI and none of them receive any compensation from PSI.


      The PSI Agreement stipulates that the Company is to receive an administrative services fee for providing the services described above. For fiscal 1995 and 1994, the administrative fees totaled $42,000 and $25,000, respectively. Pursuant to the PSI Agreement, the administrative fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations. In addition, the Company receives lease payments of approximately $120,000 annually. During fiscal 1995, the Company agreed to defer future administrative fees and lease payments due from PSI (which in the aggregate are approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will occur no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995 were converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. This resulted in a reduction in the outstanding receivable balances through a charge to the provision for bad debts of $176,500. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002. In addition, no administrative fees payable under the PSI Agreement were recognized in the quarter ended October 31, 1995.


      All transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and, in the future, will be approved by a majority of the Company's disinterested directors.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth the beneficial ownership of share of Common Stock and Series B Preferred Stock of the Company on November 30, 1995 by each director and Named Executive Officer, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock and Series B Preferred Stock on a combined basis. Each share of Series B Preferred Stock is convertible into one share of Common Stock.

      The percentage ownership information set forth in the right hand column of the following table has been computed in accordance with Securities and Exchange Commission ("SEC") guidelines as described in note (2). In accordance with such guidelines, the percentage ownership information shown for Michael J. Connelly, LN Investment Capital Limited Partnership and Lepercq Investment Limited Partnership - II reflects the outstanding voting power of holders of Series B Preferred Stock, which generally votes with the Common Stock on matters submitted for stockholder vote. See also note (3) to the table below.

                                                              Shares of Common and Series B
                                                            Preferred Stock Beneficially Owned
                                                        -------------------------------------------
                                                          Number of Shares              Percent of
Name and Address                                        Beneficially Held(1)           Ownership(2)
----------------                                        --------------------           ------------
James R. Evans                                                  744,910                    24.2%
9128 East San Salvador, Suite 200
Scottsdale, Arizona 85258

Barbara L. Owens                                                152,993                     4.9%
9128 East San Salvador, Suite 200
Scottsdale,  Arizona 85258

Ronald J. O'Connor                                                6,000                     0.2%
9128 East San Salvador, Suite 200
Scottsdale, Arizona  85258

Ruby G. Kelly                                                    17,500                     0.6%
9128 East San Salvador, Suite 200
Scottsdale, Arizona  85258

Robert A. Rice                                                   22,188                     0.7%
c/o Prime Discount Securities, Inc.
559 Congress Street
Portland, Maine 04112

Dr. Richard H. Hinze                                             21,000                     0.7%
215 F. River Trail
Morganton, North Carolina  28655

Michael J. Connelly(3)                                        1,088,055                    31.2%

LN Investment Capital Limited Partnership(3)                    633,817                    19.4%

Lepercq Investment Limited Partnership - II(3)                  454,238                    14.2%

                                                              Shares of Common and Series B
                                                            Preferred Stock Beneficially Owned
                                                        -------------------------------------------
                                                          Number of Shares              Percent of
Name and Address                                        Beneficially Held(1)           Ownership(2)
----------------                                        --------------------           ------------
James Alexander                                                 157,325                     5.3%
P.O. Box 5583
Virginia Beach, Virginia 23455

John Rutkowski                                                  165,563                     5.6%
2828 North Central, Suite 1100
Phoenix, Arizona 85004

All directors and executive officers as a group                 964,590                    29.4%
(6 persons)

_____________________________

(1) Includes presently exercisable options as follows: James R. Evans - 94,032; Barbara L Owens - 147,550; Robert A. Rice - 20,000; Dr. Richard H. Hinze - 20,000; Ronald J. O'Connor - 5,000; Ruby G. Kelly - 10,000; and all directors and executive officers as a group - 296,582.

(2) The percentages shown include the shares of Common Stock actually owned as of November 30, 1995, and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options and the conversion of the Series B Preferred Stock. All shares of Common Stock that the identified person had the right to acquire within 60 days of November 30, 1995 upon the exercise of options or the conversion of the Series B Preferred Stock, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(3) Michael J. Connelly does not directly own any shares of Common Stock; however, Mr. Connelly is the managing general partner of (i) LN Investment Capital Limited Partnership ("LNIC"), which owns 342,367 shares of Common Stock and 291,450 shares of Series B Preferred Stock and (ii) Lepercq Investment Limited Partnership - II ("LIP-II"), which owns 245,688 shares of Common Stock and 208,550 shares of Series B Preferred Stock. As a result, Mr. Connelly may be deemed to have beneficial ownership of the securities beneficially owned by such partnerships. Mr. Connelly disclaims beneficial ownership of such securities. LNIC and LIP-II collectively own all of the issued and outstanding Series B Preferred Stock. The number of shares disclosed as beneficially owned are amounts as reported in a Form 5 filed with the SEC in September 1995 and a Form 4 filed with the SEC in October 1995. The address of each of Mr. Connelly, LNIC and LIP-II is c/o Lepercq Capital Management, Inc., 1675 Broadway, 16th Floor, New York, New York 10019.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

      The Company's Certificate authorizes the issuance of 10,000,000 shares of Common Stock, par value of $.01 per share. Each share of Common Stock entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of the Company's stockholders. Common stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in all dividends declared by the Board of Directors and in all assets available for distribution upon liquidation. Except for holders of Series B Preferred Stock, no holder of the Company's capital stock has any preemptive right to subscribe for or purchase additional shares of the Company's stock.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS


      In 1987, in connection with its initial public offering, the Company issued warrants (the "Warrants") to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $5.00 per share. The Warrants were originally scheduled to expire in 1989, and the Company has extended the expiration date of the Warrants on several occasions since their original expiration date. On September 21, 1995, the Company announced that it was extending the Warrant expiration one final time, through November 6, 1995, and reducing the exercise price of the Warrants to $1.00 per share. As a condition to the extension of the Warrants and a reduction of their exercise price, the Company provided that each holder of Warrants may exercise only one of every sixteen Warrants held. Upon termination of the extension period, in November 1995, Warrants representing the right to purchase 47,074 shares of Common Stock were exercised, and the Company issued 47,074 shares of Common Stock in exchange for an aggregate consideration of $47,074. For a discussion of other options and warrants granted by the Company see "EXECUTIVE COMPENSATION -- Stock Option Plans" and Note 7 of Notes to Consolidated Financial Statements.


PREFERRED STOCK

      The Company's Certificate authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Company's Board of Directors, without further action by the Company's stockholders, may issue Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and privileges of each series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. The issuance of Preferred Stock may be for the purpose of, or have the effect of, delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting powers of the holders of Common Stock, including the loss of voting control to others.

SERIES A PARTICIPATING PREFERRED STOCK

      On March 2, 1995, the Company paid a distribution of a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock (a "Right") for each share of Common Stock of the Company outstanding on such date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, $1.00 par value, of the Company (the "Series A Preferred Stock"), subject to adjustment, at a price of $8.00 per one one-thousandth of a share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Preferred Shares Rights Agreement (the "Rights Agreement") dated as of February 10, 1995 between the Company and American Securities Transfer, Incorporated, as Rights Agent (the "Rights Agent").

      The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a corporation's board of directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.

      The Rights are not intended to prevent a takeover of the Company and will not do so; however, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

      The Rights will become exercisable upon the earlier of: (i) 10 days (or such later date as may be determined by a majority of the Board of Directors, excluding directors affiliated with the Acquiring Person, as defined below (the "Continuing Directors")) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of the Company (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by a majority of the Continuing Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock of the Company. The earlier of such dates is referred to as the "Distribution Date."

      All Common Stock issued prior to the Distribution Date will be issued with Rights. Common Stock issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the conversion of securities issued after adoption of the Rights Agreement, including shares of Common Stock issued upon conversion of the Series C Preferred Stock offered hereby or (ii) pursuant to the exercise of stock options or under employee benefit plans unless such issuance would result in (or create a risk that) such options or plans would not qualify for otherwise available special tax treatment. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights. The Rights will expire on March 2, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company or expire upon consummation of certain mergers, consolidations or sales of assets. Following the Distribution Date, and until the occurrence of one of the subsequent events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $8.00 per Right, one one-thousandth of a share of Series A Preferred Stock.

      At any time after an event triggering the rights to acquire stock described below and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Unless the Rights are earlier redeemed or exchanged, in the event that an Acquiring Person becomes such, other than pursuant to a tender offer which is made for all of the outstanding Common Stock of the Company and approved by a majority of the Continuing Directors after determining that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer"), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of Common Stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event described above until such time as the Rights are no longer redeemable by the Company as set forth below. In the event that the Company does not have sufficient Common Stock available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Common Stock into which the Rights would have otherwise been exercisable.

      Similarly, unless the Rights are earlier redeemed or exchanged, in the event that, after the Shares Acquisition Date (as defined below), (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Company's outstanding Common Stock is changed or exchanged for stock or assets of another person or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than through transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

      Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per each share of Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share and, depending upon the amount of proceeds to be distributed, will share with the holders of the Common Stock in such distribution. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share. These rights are protected by customary anti-dilution provisions.

      At any time on or prior to the close of business on the earlier of (i) the 10th day following the acquisition by an Acquiring Person (the "Shares Acquisition Date") of 15% or more of the Company's outstanding Common Stock or such later date as may be determined by a majority of the Continuing Directors and publicly announced by the Company or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right ("Redemption Price").

SERIES B PREFERRED STOCK


      The Board of Directors of the Company has authorized the issuance of 500,000 shares of Series B Preferred Stock, all of which were issued and outstanding on November 30, 1995.


      The Series B Preferred Stock ranks senior in dividend rights and liquidation preference to all other series of Preferred Stock and the Common Stock of the Company. The holders of the Series B Preferred Stock are entitled to receive, out of any assets of the Company legally available therefor, cumulative dividends at a rate of $.10 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year. Upon any liquidation, dissolution or winding up of the Company, the Company may not make any distribution to the holders of any series of Preferred Stock or the Common Stock unless prior thereto, the holders of Series B Preferred Stock have received an amount equal to $1.00 per share, plus an amount equal to the accrued and unpaid dividends and distributions thereon.

      At any time, the holders of the Series B Preferred Stock have the right, at their option, to convert each share of Series B Preferred Stock into one
share of Common Stock.   The conversion price of the Series B Preferred Stock is
subject to adjustment from time to time if the Company issues additional shares of Common Stock, convertible securities, options, warrants or similar rights at prices less than the conversion price for the Series B Preferred Stock. In addition, the conversion price for the Series B Preferred Stock may be adjusted for certain stock splits, stock dividends, combinations, reclassifications and similar events.

      Generally, the holders of shares of Series B Preferred Stock together with the holders of the Common Stock and Series C Preferred Stock will vote as one class on all matters submitted to a vote of stockholders of the Company. Without the advance consent of the holders of two-thirds of the Series B Preferred Stock, the Company may not amend its Certificate in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock.

      Unless previously converted, all or any portion of the Series B Preferred Stock may be redeemed on a pro rata basis by the Company at its election from the holders of such Series B Preferred Stock at any time; provided, however, that the Company may not redeem the Series B Preferred Stock unless the average of the closing bid prices per share of Common Stock have equaled or exceeded $3.00 or more for any twenty (20) consecutive trading days ending two days prior to the date on which a redemption notice is given by the Company. The price at which the Series B Preferred Stock may be redeemed is $1.00 per share together with all dividends accrued but unpaid thereon, but computed without interest, through the date of such redemption. Each holder of Series B Preferred Stock has the right to require the Company to redeem the shares of Series B Preferred Stock held by such holder together with all dividends accrued and accumulated but unpaid thereon if, among other things, there is a sale or merger of the Company or if the Company (i) defaults on the payment of any dividends on the Series B Preferred Stock and such default has continued for a period of ten days, (ii) defaults on the payment of its indebtedness or certain other obligations, (iii) is unable to pay its debts as they become due or (iv) files a petition in bankruptcy.

      Pursuant to an agreement with the holders of the Series B Preferred Stock, as long as at least 125,000 shares of Common Stock (assuming conversion of the Series B Preferred Stock) is held by such holders, the Company has agreed to use its reasonable best efforts to cause the Board of Directors of the Company to include at least one designee of such holders if the Board of Directors consists of less than five members, and two designees if the Board of Directors consists of five or more members.

At present, the holders of the Company's Series B Stock have not requested that the Company include their designee on the Board or Directors. In addition to the foregoing rights, the Company has also granted to the holders of the Series B Stock a right to purchase a pro rata portion of any securities privately placed by the Company as well as certain demand and piggyback registration rights.

SERIES C PREFERRED STOCK

      The Series C Preferred Stock ranks junior in dividend rights and liquidation preference to the Company's Series B Preferred Stock, but senior to all other series of Preferred Stock and the Common Stock of the Company. Subject to the superior rights of the Series B Preferred Stock, the holders of the Series C Preferred Stock are entitled to receive, out of any assets of the Company legally available therefor, cumulative dividends at a rate of 9% per annum (the "Dividend Rate") on the total dollar amount of the consideration paid (the "Original Purchase Price") to the Company for each share of Series C Preferred Stock (the "Dividend Amount"). Such dividends are payable quarterly on the Quarterly Dividend Payment Date (as hereinafter defined), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series C Preferred Stock. Dividends on each share of Series C Preferred Stock accrue and are cumulative from the date of issuance thereof to the redemption date or the conversion date of each such share, as applicable and whichever first occurs, whether or not there are any profits, surplus or other funds of the Company legally available for the payment of such dividends at the time such dividends accrue and whether or not such dividends are declared. Dividends are payable on each share of Series C Preferred Stock on the last day of each September, December, March and June of each year (the "Quarterly Dividend Payment Date") to the holder of record on the date thirty (30) days prior to such Quarterly Dividend Payment Date. During the first year following the first issuance of a share of Series C Preferred Stock (the "Original Issue Date"), dividends on the Series C Preferred Stock will be paid in cash. Following the first anniversary of the Original Issue Date, the Company has the option to pay all future dividends either in cash or in shares of Common Stock of the Company having a "Fair Market Value" equal to the Dividend Amount. "Fair Market Value" means the average closing bid prices of the Common Stock of the Company as reported in the Wall Street Journal for the ten (10) trading days ending five
(5) trading days prior to the Quarterly Dividend Payment Date (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System or other principal market for the Common Stock) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value shall be the average of the closing prices of the Common Stock of the Company on such exchange as reported in the Wall Street Journal for the ten
(10) trading days ending five (5) trading days prior to the Quarterly Dividend Payment Date.

      Generally, the holders of shares of Series C Preferred Stock together with the holders of the Common Stock and Series B Preferred Stock vote as one class on all matters submitted to a vote of stockholders of the Company. Without the advance consent of the holders of a majority of the Series C Preferred Stock, the Company may not (i) alter or change any rights, privileges or preferences of the Series C Preferred Stock, (ii) increase or decrease the authorized number of shares of Series C Preferred Stock, (iii) authorize, issue or create (by reclassification or otherwise) shares of any class or series of stock equal in priority to or having any preference over the Series C Preferred Stock with respect to dividends or liquidation payments, (iv) amend or waive any provision of the Certificate or Bylaws of the Company relative to the Series C Preferred Stock, (v) authorize or approve any liquidation or dissolution of the Company,
(vi) authorize or approve any merger or consolidation of the Company, or (vii) authorize or approve any sale or transfer of all or substantially all of the assets of the Company. Each share of Series C Preferred Stock issued and outstanding has that number of votes equal to the number of shares of Common Stock into which each share of Series C Preferred

Stock is convertible, as of the record date set by the Board of Directors for the determination of any holders of any class of securities entitled to vote on such matter.

      Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full or set aside for payment, the Company may not (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock or (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock have been in arrears for two or more quarters, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full or set aside for payment, and so long as no less than 100,000 shares of Series C Preferred Stock are outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), the holders of a majority of the outstanding shares of Series C Preferred Stock shall be entitled to elect two (2) directors to the Company's Board of Directors.


      At any time, the holders of the Series C Preferred Stock have the right, at their option, to convert any number of shares of Series C Preferred Stock into that number of shares of Common Stock determined by dividing the Original Purchase Price of the Series C Preferred Stock by 120% of the average closing asked prices of the Common Stock for the twenty (20) consecutive trading-day period ending five days prior to the effective date of this offering of Series C Preferred Stock (the "Conversion Price"). The Conversion Price is subject to adjustment from time to time if the Company issues additional shares of Common Stock, convertible securities, options, warrants or similar rights at prices less than the Conversion Price. In addition, the Conversion Price may be adjusted for certain stock splits, stock dividends, combinations, reclassifications and similar events.


      Subject to the superior rights of the holders of the Series B Preferred Stock, upon any voluntary liquidation, dissolution or winding up of the Company, the Company may not make any distribution to the holders of shares of stock ranking junior (either as to payment of dividends or with respect to distributions upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of Series C Preferred Stock have received an amount equal to the Original Purchase Price of the shares of Series C Preferred Stock purchased, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment
(the "Series C Preferred Stock Liquidation Preference"). Following the payment of the full amount of the Series C Preferred Stock Liquidation Preference, no additional distributions may be made to the holders of Series C Preferred
Stock. If there are not sufficient assets available to permit payment in full of the Series C Preferred Stock Liquidation Preference and the liquidation preferences of all other classes and/or series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

      In the event of any consolidation or merger of the Company with or into another corporation, or of any sale or conveyance to another corporation of all or substantially all the property of the Company, in any of which transactions the holders of Common Stock receive shares of stock, other securities, cash or property receivable upon such consolidation, merger, sale or conveyance other than Common Stock, each holder of Series C Preferred Stock then outstanding and thereafter remaining outstanding has the right to convert each share of Series C Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash or property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to the record date applicable to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, the Company will make effective provision for the protection of the conversion rights of the holders of the Series C Preferred Stock that are not so converted, which will thereafter be applicable to any such other shares of stock, other securities, cash or property deliverable upon conversion of the shares of the Series C Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof.

      Unless previously converted, all or any portion of the Series C Preferred Stock together with all dividends accrued but unpaid on such Series C Preferred Stock computed to the redemption date may be redeemed on a pro rata basis by the Company at its election from the holders of such Series C Preferred Stock at any time and from time to time; provided, however, that the Company may not redeem the Series C Preferred Stock unless the average of the closing asked prices per share of Common Stock has equaled or exceeded 150% or more of the Conversion Price of the Series C Preferred Stock for any twenty (20) consecutive trading days ending within five days immediately prior to the date on which a redemption notice is given by the Company. Notwithstanding the foregoing, the holders of the Series C Preferred Stock will have the right to convert the Series C Preferred to Common Stock for a period of thirty (30) days following notice of redemption.

SPECIAL VOTING AND OTHER PROVISIONS

      Stockholders' rights and related matters are governed by the Delaware corporate laws, the Certificate and the Bylaws of the Company. Certain provisions of the Certificate and Bylaws which are summarized below may affect potential changes in control of the Company. The Board of Directors believes that these provisions are in the best interests of stockholders because they will encourage a potential acquiror to negotiate with the Board of Directors, which will be able to consider the interests of all stockholders in a change-in-control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management more difficult.

      The Certificate provides for the approval of the holders of 66 2/3% of the outstanding voting stock of the Company for a merger or a consolidation with, or a sale by the Company of all or substantially all of its assets to, any person, firm or corporation, or any group thereof, which owns, directly or indirectly, 5% or more of any class of voting securities of the Company (an "Interested Person"). In addition, such 66 2/3% approval is required with respect to other transactions involving any such Interested Person, including, among other things, purchases by the Company or any of its subsidiaries of all or substantially all of the assets or stock of an Interested Person and any other transaction with an Interested Person which requires stockholder approval under Delaware law. The 66 2/3% voting requirement is not applicable to any transaction approved by the Company's Board of Directors if a majority of the members of the Board of Directors voting to approve such transaction were elected prior to the date on which the other party became an Interested Person.

      The Certificate provides that each director will serve for a three-year term and that approximately one-third of the directors are to be elected annually. The Company may have three to nine directors as determined from time to time by the Board, which currently consists of four members. Between stockholder meetings, the Board may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office only for cause and only by the affirmative vote of 50% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

      The Certificate further provides that stockholder action must be taken at a meeting of stockholders and may not be effected by any consent in writing. Special meetings of stockholders may be called only by the President or a majority of the Board of Directors. If a stockholder wishes to propose an agenda item for consideration, he must give a brief description of each item and written notice to the Company not less than 60 nor more than 90 days prior to the meeting unless less than 70-days prior notice of a stockholders meeting is given to stockholders, in which case stockholders have ten days from the date of notice of such meeting to be considered for inclusion in the agenda of such meeting.

      The Certificate generally provides that the foregoing provisions of the Certificate and Bylaws may be amended or repealed only with the affirmative vote of at least 66 2/3% of the shares entitled to vote. These provisions exceed the usual majority vote requirement of Delaware law and are intended to prevent the holders of less than 66 2/3% of the voting power from circumventing the foregoing terms by amending the Certificate or Bylaws. These provisions, however, enable the holders of more than 33 1/3% of the voting power to prevent amendments to the Certificate or Bylaws even if there were favored by the holders of a majority of the voting power.

      The effect of such provisions of the Company's Certificate and Bylaws may be to make more difficult the accomplishment of a merger or other takeover or change in control of the Company. To the extent that these provisions have this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for Common Stock and in so doing may diminish the market value of the Common Stock. The Company is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of Common Stock.

DIRECTOR AND OFFICER INDEMNIFICATION

      Section 12 of the Company's Certificate limits, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), as amended, directors' personal liability to the Company or its stockholders for monetary damages or breach of fiduciary duty. Section 145 of the DGCL enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for engaging in intentional misconduct or fraud, knowingly violating a law, for any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

      Section 12 of the Company's Certificate and Article V of the Company's Bylaws require indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL for claims against them in their official capacities, including stockholders' derivative actions.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT

      The Transfer Agent for the Common Stock and Series C Preferred Stock is American Securities Transfer, Incorporated.

REGISTRATION RIGHTS

      The Representatives have certain registration rights with respect to the securities underlying the Representatives' Warrants. Any exercise of such registration rights by the Representatives may result in dilution of the interest in the Company of then present stockholders, hinder efforts by the Company to arrange future financings of the Company and have an adverse effect on the market price of the Company's Common Stock and Series C Preferred Stock.


                                  UNDERWRITING

      The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Series C Preferred Stock set forth opposite their names below.

                                                            Number of
Underwriter                                                   Shares
-----------
W. B. McKee Securities, Inc.  . . . . . . . . . . . . . .
South Coast Financial Securities, Inc.  . . . . . . . . .


      Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, 333,333 shares of the Company's Series C Preferred Stock and an additional 50,000 shares of Series C Preferred Stock to cover Over-Allotments, if any.

      The nature of the Underwriters' obligations are such that all of the Series C Preferred Stock must be purchased if any shares of Series C Preferred Stock are purchased (exclusive of the shares of Series C Preferred Stock subject to the Over-Allotment Option described below). Such obligation is subject, however, to various conditions, including the approval of certain legal matters by counsel.


      The Underwriters propose to offer part of the shares of Series C Preferred Stock directly to the public at the price set forth on the cover page of the Prospectus. They may allow a concession of up to 5% of the public offering price of the Series C Preferred Stock to selected dealers who are members of the National Association of Securities Dealers, Inc. and to certain foreign dealers. Such dealers will be permitted to sell the Series C Preferred Stock directly to the public, but not to other dealers or brokers without the consent of the Underwriters. The Underwriters do not intend to confirm sales to any account over which they have discretionary authority.


      The Company has agreed to indemnify the Underwriters against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act.

      The Company has granted to the Underwriters the option, exercisable at any time within 45 days after the date of this Prospectus, to purchase from the Company up to 50,000 additional shares of Series C Preferred Stock solely for the purpose of covering over-allotments in the sale of 333,333 shares of Series C Preferred Stock initially offered hereby. To the extent that the option is exercised, the Underwriters will be committed, subject to certain conditions, to purchase the additional shares of Series C Preferred Stock and to offer such additional shares of Series C Preferred Stock to the public, all at the same prices and on the same terms as those applicable to the 333,333 shares of Series C Preferred Stock initially offered hereby.


      The Company has agreed, upon completion of this offering, to sell to the Representatives, for an aggregate price of $100, warrants to purchase up to 38,333 shares of Series C Preferred Stock (the "Representatives' Warrants"). The Representatives' Warrants will be exercisable for a four-year term commencing one year after the date of this Prospectus at an exercise price of $18.00 per share. The Representatives' Warrants will be transferable to the extent permitted under the rules of the NASD and applicable federal and state law. If the Company files a registration statement under the provisions of the Securities Act relating to an offering of securities, the holders of the Representatives' Warrants or underlying securities will have the right, subject to certain conditions, to include in such registration statement, at the Company's expense, all or part of the Series C Preferred Stock underlying the Representatives' Warrants or the Common Stock into which the Series C Preferred Stock is converted. Additionally, at any time after the one-year period following the effective date of the Registration Statement and within the following four-year period, the holders of a majority of the Representatives' Warrants and the shares underlying such Representatives' Warrant may require the Company to register or qualify the issued or issuable Series C Preferred Stock or Common Stock underlying the Representatives' Warrants at the Company's expense. The number of shares of Series C Preferred Stock covered by the Representatives' Warrants and the exercise price thereof are subject to adjustment upon certain events to prevent dilution.


      For the life of the Representatives' Warrants, the holders will have the opportunity to profit from a rise in the market price of the Company's Series C Preferred Stock above the exercise price of the Representatives' Warrants. Any profit realized by the holders upon the sale of the Representatives' Warrants or the securities issuable thereunder may be deemed additional underwriting compensation. If the Representatives' Warrants are exercised, the voting and equity interests of the Company's stockholders will be diluted. The Company may find that the terms on which it could obtain additional capital may be adversely affected while the Representatives' Warrants are outstanding.

      The Company has agreed to pay the Representatives a non-accountable expense allowance equal to 3% of the aggregate public offering price of the Series C Preferred Stock, including Series C Preferred Stock sold pursuant to the Over-Allotment Option, of which $25,000 has been paid.

      The Underwriting Agreement also (i) obligates the Company, for a three-year period, to advise the Representatives of any intention to publicly offer or privately place any securities, and (ii) grants to South Coast Financial Securities, Inc. a three- year right of first refusal to participate, as the managing underwriter, co-managing underwriter or placement agent, on terms available to the Company from others, in any public offering or private placement of the Company's securities.

      The Company has agreed not to offer or sell any of its securities for a period of one year from the date of this Prospectus, without the prior written consent of the Representatives. Each of the directors and officers of the Company have agreed not to sell, grant any option for sale, or otherwise dispose of, directly or indirectly, any shares of the Company's Common Stock or any security convertible into Common Stock for a period of one year from the date of this Prospectus, without the prior written consent of the Representatives.

      The price at which the shares of Series C Preferred Stock are being offered to the public has been determined by negotiation between the Company and the Representatives. Among the factors considered in determining the price of the Series C Preferred Stock were the Company's current financial condition and prospects and the general condition of the securities market. However, the public offering price of the Series C Preferred Stock does not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.

      The foregoing is a brief summary of certain provisions of the Underwriting Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement is on file with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. See "AVAILABLE INFORMATION."


                                 LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Squire, Sanders & Dempsey, of Phoenix, Arizona. Certain legal matters will be passed upon for the Underwriters by Hewitt & McGuire, of Irvine, California.

                                    EXPERTS

      The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Sunrise Preschools, Inc.:

We have audited the accompanying consolidated balance sheet of Sunrise Preschools, Inc. (a Delaware corporation) and subsidiary as of July 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Preschools, Inc. and subsidiary as of July 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended July 31, 1995 in conformity with generally accepted accounting principles.



                                                            ARTHUR ANDERSEN LLP



Phoenix, Arizona,
October 2, 1995.

                     SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET


                             ASSETS                                 July 31, 1995     October 31, 1995
                                                                    -------------     ----------------
                                                                                         (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                                 $   581,311        $   577,215
  Accounts receivable, net of allowance for doubtful
    accounts of $20,000 at July 31, 1995 and
    $17,000 at October 31, 1995                                          379,253            378,963
  Prepaid expenses (Note 2)                                               96,242            115,381
  Deferred tax asset, current portion (Note 10)                          109,000            109,000
  Inventory and supplies                                                  16,376            148,492
                                                                     -----------        -----------
               Total current assets                                    1,182,182          1,329,051

  Property and equipment, net (Note 4)                                   642,143            824,600
  Property and equipment leased to PSI, net (Notes 3 and 4)              514,126            531,147
  Deferred tax asset, net of current portion (Note 10)                   586,000            586,000
  Note receivable from PSI (Note 3)                                      256,251            256,251
  Deposits and other assets                                              153,044             91,259
                                                                     -----------        -----------
               Total assets                                          $ 3,333,746        $ 3,618,308
                                                                     ===========        ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of Credit (Note 5)                                            $      --          $    80,000
  Accounts payable                                                       125,628            195,166
  Accrued expenses (Note 2)                                              302,259            355,221
  Dividends payable on preferred stock (Note 9)                          265,833            278,333
  Notes payable and capital leases, current portion (Notes 5             136,618            153,988
  and 6)
  Deferred rent, current portion (Note 7)                                 96,241            106,381
  Deferred gain on sale and leaseback of preschool facilities,
    current portion (Note 8)                                              45,003             45,003
                                                                     -----------        -----------
               Total current liabilities                                 971,582          1,214,092
                                                                     -----------        -----------

NOTES PAYABLE AND CAPITAL LEASES,
  net of current portion (Notes 2, 5 and 6)                              429,402            451,394
                                                                     -----------        -----------

DEFERRED RENT, net of current portion (Note 7)                           416,787            388,897
                                                                     -----------        -----------

DEFERRED GAIN ON SALE AND LEASEBACK OF
  PRESCHOOL FACILITIES, net of current portion (Note 8)                  132,651            121,401
                                                                     -----------        -----------

COMMITMENTS AND CONTINGENCIES (Notes 7, 12 and 13)

SHAREHOLDERS' EQUITY (Notes 7, 9, 12 and 13):
  Preferred stock, $1 par value - 1,000,000 shares authorized,
    500,000 shares issued and outstanding at July 31, 1995
    and October 31, 1995, respectively                                   500,000            500,000
  Common stock, $.01 par value 10,000,000 shares authorized,
    2,935,894 shares issued and outstanding at July 31, 1995
    and October 31, 1995, respectively                                    29,359             29,359
  Paid-in capital                                                      3,602,406          3,602,406
  Accumulated deficit                                                 (2,748,441)        (2,689,241)
                                                                     -----------        -----------
               Total shareholders' equity                              1,383,324          1,442,524
                                                                     -----------        -----------
               Total liabilities and shareholders' equity            $ 3,333,746        $ 3,618,308
                                                                     ===========        ===========


 The accompanying notes are an integral part of this consolidated balance sheet.

                                SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                                   CONSOLIDATED STATEMENTS OF INCOME

                                              (SEE NOTE 3)


                                                                For the Years Ended                      Three Months Ended
                                                                      July 31,                               October 31,
                                                          --------------------------------        --------------------------------
                                                               1995                1994                1995               1994
                                                          ------------        ------------        ------------        ------------
OPERATING REVENUE                                         $  9,715,023        $ 10,625,044        $  2,435,546        $  2,536,615
                                                          ------------        ------------        ------------        ------------
OPERATING EXPENSES:
  Payroll                                                    4,730,962           5,443,665           1,137,410           1,242,316
  Facilities and maintenance                                 2,975,916           3,303,949             907,537             751,872
  General and administrative                                 1,396,660           1,399,790             311,451             292,411
                                                          ------------        ------------        ------------        ------------

           Total operating expenses                          9,103,538          10,147,404           2,356,398           2,286,599
                                                          ------------        ------------        ------------        ------------

INCOME FROM OPERATIONS                                         611,485             477,640              79,148             250,016
                                                          ------------        ------------        ------------        ------------

OTHER INCOME (EXPENSE):
  Interest expense, net                                        (38,919)            (73,404)            (10,548)            (11,076)
  Other income                                                  14,286               1,055               3,100               8,281
                                                          ------------        ------------        ------------        ------------

           Total other income (expense)                        (24,633)            (72,349)             (7,448)             (2,795)
                                                          ------------        ------------        ------------        ------------

INCOME BEFORE INCOME TAXES                                     586,852             405,291              71,700             247,221

INCOME TAX BENEFIT (EXPENSE) (Note 10)                         220,000             475,358                --                (1,500)
                                                          ------------        ------------        ------------        ------------

NET INCOME                                                $    806,852        $    880,649        $     71,700        $    245,721
                                                          ============        ============        ============        ============

NET INCOME AVAILABLE FOR
COMMON STOCK (Note 2)                                     $    756,852        $    830,649        $     59,200        $    233,221
                                                          ============        ============        ============        ============

NET INCOME PER COMMON SHARE
  AND  COMMON SHARE
       EQUIVALENT (Note 2):

               Primary                                    $        .29        $        .33        $        .02        $         .10
                                                          ============        ============        ============        =============

               Fully diluted                              $        .25        $        .29        $        .02        $         .08
                                                          ============        ============        ============        =============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES AND COMMON
SHARE EQUIVALENTS
OUTSTANDING:
               Primary                                       2,620,632           2,495,015          3,337,796             2,454,715
                                                          ============        ============        ===========         =============

               Fully diluted                                 3,208,075           3,045,093          3,837,796             2,954,715
                                                          ============        ============        ===========         =============


   The accompanying notes are an integral part of these consolidated financial statements

                     SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                  (SEE NOTE 9)



                                          Preferred Stock             Common Stock
                                       ----------------------    ----------------------
                                       Outstanding               Outstanding                Paid-in     Accumulated
                                          Shares      Amount        Shares     Amount       Capital       Deficit          Total
                                       -----------   --------    -----------  ---------   -----------   -----------    -----------
BALANCE AT JULY 31, 1993                 500,000     $500,000     2,435,894   $  24,359   $ 3,141,221   $(4,335,942)   $  (670,362)

 Dividends payable on preferred stock       --           --            --          --            --         (50,000)       (50,000)

 Net income                                 --           --            --          --            --         880,649        880,649
                                         -------     --------     ---------   ---------   -----------   -----------    -----------

BALANCE AT JULY 31, 1994                 500,000      500,000     2,435,894      24,359     3,141,221    (3,505,293)       160,287

 Exercise of warrants                       --           --         500,000       5,000       461,185          --          466,185

 Dividends payable on preferred stock       --           --            --          --            --         (50,000)       (50,000)

 Net income                                 --           --            --          --            --         806,852        806,852
                                         -------     --------     ---------   ---------   -----------   -----------    -----------

BALANCE AT JULY 31, 1995                 500,000     $500,000     2,935,894   $  29,359   $ 3,602,406   $(2,748,441)   $ 1,383,324


 Dividends payable on preferred stock       --           --            --          --            --         (12,500)       (12,500)


 Net income                                 --           --            --          --            --          71,700         71,700
                                         -------     --------     ---------   ---------   -----------   -----------    -----------

BALANCE AT OCTOBER 31, 1995              500,000     $500,000     2,938,894   $  29,359   $ 3,602,406   $(2,689,241)   $ 1,442,524
                                         =======     ========     =========   =========   ===========   ===========    ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                     SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                    For the Fiscal Years Ended    Three Months Ended
                                                             July 31,                 October 31,
                                                    --------------------------  ----------------------
                                                        1995          1994         1995        1994
                                                    -----------    -----------  ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                            $ 806,852    $ 880,649    $  71,700    $ 245,721
   Adjustments to reconcile net income to net
   cash provided by operating activities-
     Depreciation and amortization                      295,955      290,582       78,725       73,859
     Amortized gain on sale of real estate              (45,003)     (45,003)     (11,250)     (11,250)
     Income tax benefit                                (220,000)    (475,358)        --           --
     Amortization of deferred rent                      (74,188)     (82,704)     (17,750)     (18,356)
     Provision for doubtful accounts                    242,633       46,487       18,579       13,215
     Gain on disposal of property and equipment         (14,286)      (1,055)      (3,100)      (8,281)
   Changes in assets and liabilities-
     Increase in accounts receivable                   (141,024)     (42,793)     (18,289)     (76,358)
     (Increase) decrease in prepaid expenses            (69,053)      57,013      (19,139)     (34,427)
     (Increase) decrease in inventory and supplies       13,646       42,846     (132,116)      11,004
     (Increase) decrease in deposits and other          (66,787)         433       61,785        4,138
     assets
     Increase (decrease) in accounts payable            (13,555)    (125,857)      69,538       (4,679)
     Increase (decrease) in accrued expenses            (59,652)     (58,009)      52,962      109,436
                                                      ---------    ---------    ---------    ---------

           Total adjustments                           (151,314)    (393,418)      79,945       58,301
                                                      ---------    ---------    ---------    ---------

           Net cash provided by operating
           activities                                   655,538      487,231      151,645      304,022
                                                      ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                 (354,308)     (82,544)    (283,103)    (189,888)
   Proceeds from disposal of property and equipment      53,322        5,308        8,000       20,527
                                                      ---------    ---------    ---------    ---------

           Net cash used in investing activities       (300,986)     (77,236)    (275,103)    (169,361)
                                                      ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of warrants                   466,185         --           --           --
   Proceeds from notes payable                          254,192         --         74,903      167,052
   Payments on lines of credit                         (100,000)        --         80,000         --
   Increase in note receivable from Preschool
   Services, Inc.                                      (335,253)     (97,498)        --        (85,291)
   Payments on notes payable and capital leases        (160,146)    (231,169)     (35,541)     (49,952)
                                                      ---------    ---------    ---------    ---------

           Net cash provided by (used in) financing
           activities                                   124,978     (328,667)     119,362       31,809
                                                      ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                        479,530       81,328       (4,096)     166,470

CASH AND CASH EQUIVALENTS, beginning of year            101,781       20,453      581,311      101,781
                                                      ---------    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, end of year                $ 581,311    $ 101,781    $ 577,215    $ 268,251
                                                      =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Cash paid during the year for interest             $  38,919    $  73,438    $  10,548    $  11,076
                                                      =========    =========    =========    =========


 SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
   Capital lease obligations of $22,234 and $47,134 during fiscal 1995 and
     1994, respectively, were incurred when the Company entered into lease agreements for equipment.

   The accompanying notes are an integral part of these consolidated financial statements.

                     SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 1995


(1)      ORGANIZATION AND OPERATIONS:

Sunrise Preschools, Inc. (the Company) was incorporated in the State of Delaware in May 1987, and currently operates 27 child care centers in Arizona and Hawaii (see Note 3).

The Company is successor to Venture Educational Programs, Inc., an Arizona corporation formed in 1980, and Sunrise Preschools, Inc., an Arizona corporation, formed in 1985. The Company has one wholly owned subsidiary, Sunrise Preschools Hawaii, Inc., formed in fiscal 1990. Another subsidiary, Sunrise Holdings, Inc., formed in fiscal 1987, was dissolved effective September 10, 1994.

Effective February 1, 1994, a portion of the Company's operations were transferred to a Hawaii nonprofit corporation, Preschool Services, Inc. (PSI). Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration, educational programs and operation of PSI's preschools (see Note 3). The results of operations of the schools transferred to PSI subsequent to February 1, 1994 are not included in the accompanying consolidated financial statements.

During fiscal 1994, the Company expanded its child care operations by opening four additional sites through cooperative efforts with various outside parties. One additional site was also opened in fiscal 1995. These ventures required a minimal capital investment by the Company while expanding its licensed capacity by approximately 165 children. Management is continuing to pursue various expansion opportunities, including these types of cooperative ventures.

In fiscal 1995, cash flow from the operations of the child care centers operated by Sunrise was sufficient to meet normal operating requirements of these child care centers plus the corporate office expenses. Should the Company decide to pursue additional expansion, alternative sources of capital would be necessary (see Note 13).

The Company's operations are subject to certain risks inherent in a business enterprise. See a description of these risks in RISK FACTORS in this Prospectus.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         (a)      BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sunrise Preschools, Inc. and Sunrise Preschools Hawaii, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

         (b)      CASH AND CASH EQUIVALENTS

All short-term investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents, which consist primarily of government securities and other short-term investments, are stated at the lower of aggregate cost or market and totaled $508,518 at July 31, 1995.

         (c)      PREPAID EXPENSES


Prepaid expenses include prepaid insurance of $61,751 at July 31, 1995.


         (d)      DEPRECIATION AND AMORTIZATION

Property and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets, which range from three to twelve years. Leasehold improvements are amortized over the shorter of either the asset's useful life or the related lease term. Depreciation is computed on the straight-line method for financial reporting purposes and on the modified accelerated cost recovery system (MACRS) for income tax purposes.

         (e)      ACCRUED EXPENSES


Accrued expenses include compensation and related benefits of $174,587 at July 31, 1995.


         (f)      NET INCOME PER SHARE

Primary net income per share is computed by dividing net income available for common stock (net income less accrued dividends for the period on Series B Preferred Stock) by the weighted average number of common shares and common share equivalents outstanding during the period. Shares issuable upon the exercise of warrants and employee stock options that are considered antidilutive are not included in the weighted average number of common shares and common share equivalents outstanding.

Fully diluted net income per share assumes the conversion of the Series B Preferred Stock into 500,000 shares of common stock.



         (g)      BASIS OF PRESENTATION


The fiscal year of the Company consists of eight four-week periods and four five-week periods. Each quarter of the Company's fiscal year consists of two four-week periods and one five-week period. The Company's fiscal year ends on the Saturday nearest July 31 of each year and the first quarter ends on the Saturday nearest October 31. However, for clarity of presentation, all information has been presented as if the fiscal year ended on July 31 and the first quarter ended on October 31.



Certain reclassifications have been made to amounts previously reported to conform with the presentation for the year ended July 31, 1995 and quarter ended October 31, 1995, respectively.


         (h)      CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with federally insured institutions and limits the amount of credit exposure to any one institution.

Concentrations of credit risk with respect to accounts receivable is limited due to the large number of customers comprising the Company's customer base. As a result, at July 31, 1995, the Company does not consider itself to have any significant concentrations of credit risk with respect to accounts receivable (see Note 3).


(3)      PRESCHOOL SERVICES, INC.:

In January 1994, the Board of Directors approved the transfer of a portion of the Company s operations to Preschool Services, Inc. (PSI), a Hawaii nonprofit corporation. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. The Company provides PSI with management, administration and educational programs for PSI's child care centers and leases substantially all of the equipment and other property necessary for the operation of the related child care centers to PSI under an Administrative Services Agreement, License and Equipment Lease (the PSI Agreement). The PSI Agreement stipulates that the Company is to receive an administrative services fee (the Administrative Fee) for providing the services described above. For fiscal 1995 and 1994, the Administrative Fee totaled $42,000 and $25,000, respectively. Pursuant to the PSI Agreement, the Administrative Fee equals 9% of PSI's adjusted gross revenues each month, subject to certain limitations. In addition, the Company receives lease payments of approximately $120,000 annually. During fiscal 1995, the Company agreed to defer future Administrative Fees and lease payments due from PSI (which are an aggregate of approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will be no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995, have been converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. This resulted in a reduction in the outstanding receivable balance, through a charge to the provision for bad debts of $176,500 in the accompanying financial statements. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002. At July 31, 1995, the net receivable from PSI totaled $256,251.

Following is the unaudited pro forma condensed consolidated statement of income for the year ended July 31, 1994, as if the PSI Agreement was in effect as of August 1, 1993:


                                                 As Reported          Adjustments          Pro forma
                                                 -----------          -----------          ---------
         Operating revenue                       $10,625,044        $  (987,085) (1)      $9,662,959
                                                                         25,000  (2)
         Operating expenses                       10,147,404         (1,103,095) (3)       8,983,809
                                                                        (60,500) (4)
                                                 -----------                              ----------
           Income from operations                    477,640                                 679,150

         Other income (expense), net                 (72,349)            19,076  (4)         (53,273)
                                                 -----------                              ----------
         Income before income taxes                  405,291                                 625,877

         Income tax benefit                          475,358                                 475,358
                                                 -----------                              ----------
         Net income                              $   880,649                              $1,101,235
                                                 ===========                              ==========
         Net income available                    $   830,649                              $1,051,235
           for common stock                      ===========                              ==========

         Net income per common
           share and common
           share equivalent
             Primary                             $       .33                              $      .42
                                                 ===========                              ==========
             Fully Diluted                       $       .29                              $      .36
                                                 ===========                              ==========



         (1) To adjust consolidated revenue to exclude tuition revenue related to PSI's child care centers.

         (2) To adjust consolidated revenue to include the Administrative Fee under the PSI Agreement ($50,000 annually).

         (3) To adjust consolidated operating expenses to exclude those operating expenses related to PSI's child care centers.

         (4) To adjust consolidated expenses to exclude costs associated with leasehold improvements, equipment, and furniture and fixtures that the Company is reimbursed for by PSI pursuant to the PSI Agreement.

(4)      PROPERTY AND EQUIPMENT:


Property and equipment and property and equipment leased to PSI consist of the following at July 31, 1995:


                                                                        Property and
                                                   Property               Equipment
                                                 and Equipment          Leased to PSI
                                                 -------------          -------------
         Furniture and fixtures                   $   520,132            $   79,371
         Equipment                                    951,990               179,459
         Vehicles                                     478,086                  -
         Leasehold improvements                       385,986               963,884
                                                  -----------            ----------
                                                    2,336,194             1,222,714

         Less-Accumulated depreciation             (1,694,051)             (708,588)
           and amortization                       -----------            ----------
                                                  $   642,143            $  514,126
                                                  ===========            ==========



The Company held leasehold improvements and equipment under capital lease obligations with a carrying value of approximately $253,000 at July 31, 1995.


(5)      LINES OF CREDIT:

In January 1995, the Company replaced its $50,000 bank line of credit and its $50,000 line of credit from the Company's president with three new bank lines of credit: (i) a $200,000 working capital line secured by the Company's accounts receivable, which bears interest at prime (8.75% at July 31, 1995) plus 1.75%;
(ii) a $200,000 line of credit for the purchase of equipment secured by the Company's equipment, which bears interest at prime plus 2%, and; (iii) a $100,000 revolving line of credit for the purchase of vehicles, which bears interest at prime plus 2%. The bank lines of credit are guaranteed by an officer of the Company. The amount available under the working capital line was $200,000 at July 31, 1995.

The Company is required to meet certain covenants under these lines of credit, including maintaining certain minimum net working capital balances and meeting certain debt and interest coverage ratios. The terms of the lines of credit also limit the ability of the Company to pay dividends without the consent of the bank. At July 31, 1995, the Company was in compliance with all covenants of the line of credit agreements.

These lines of credit are renewable each year on December 31. As of July 31, 1995, there were no borrowings under the working capital line or the equipment line. Borrowings under the vehicle line consisted of drawdowns of $51,000 which were converted to a five-year notes payable.

During fiscal 1995, the weighted average interest rate under these lines of credit was 9.5%. The Company expects to be able to renew the lines of credit under similar terms in the future. However, if the credit lines are not renewed, there is no assurance that they can be replaced.

(6)      NOTES PAYABLE AND CAPITAL LEASES:


Notes payable and capital leases consist of the following at July 31, 1995:


      Installment notes payable to financial institutions, payable monthly with interest rates ranging from 7.2% to 17%, maturing through June 2000,
      secured by vehicles                                                           $ 252,055

      Capitalized lease obligations, payable monthly at interest rates ranging
      from 10.4% to 20.3%, maturing through December 2002                             313,965
                                                                                    ---------
                                                                                      566,020
      Less-current portion                                                           (136,618)
                                                                                    ---------
      Long-term portion                                                             $ 429,402
                                                                                    =========


Repayments of notes payable and capital lease obligations are scheduled as follows at July 31, 1995:



      Year Ended                                                             Notes            Capital
       July 31,                                                             Payable           Leases
      ----------                                                            -------           -------
      1996                                                                  $ 57,142        $ 109,170
      1997                                                                    59,794           69,806
      1998                                                                    60,763           51,128
      1999                                                                    54,963           45,185
      2000                                                                    19,393           45,185
      Thereafter                                                               -              109,196
                                                                            --------        ---------
                                                                            $252,055          429,670
                                                                            ========
      Less - Amounts representing interest                                                   (115,705)
                                                                                            ---------
                                                                                            $ 313,965
                                                                                            =========


(7)      COMMITMENTS AND CONTINGENCIES:

The Company leases 14 of its child care facilities and certain vehicles and equipment under agreements which have been classified as operating leases for financial reporting purposes. Under these agreements, the Company generally has responsibility for maintenance, utilities, taxes and insurance expenses. Certain agreements provide for the escalation of future rents based on the Consumer Price Index or other formulas. Renewal of the agreements are for periods of 5 to 25 years at the Company's discretion. Two of these child care facilities have been subleased to PSI (see Note 3).

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of $513,028 at July 31, 1995. The liability will be satisfied through future rental payments.

The Company pays no rent at 13 of its child care centers. However, profit sharing arrangements exist with the owners of five of these facilities, four of which are managed for PSI. Amounts paid by the Company during fiscal 1995 and 1994 relating to these agreements totaled $9,925 and $54,013, respectively, and are included in facilities and maintenance in the accompanying consolidated statements of income. The arrangements with the remaining eight child care centers provide for the Company to be reimbursed for expenses and paid a predetermined fee for operating the child care centers.

Future lease commitments under noncancelable operating leases are as follows at July 31, 1995:

      Year Ending
        July 31,
      -----------
         1996                                           $ 2,334,587
         1997                                             2,329,713
         1998                                             2,092,549
         1999                                             1,655,119
         2000                                             1,333,844
         Thereafter                                       3,144,543
                                                        -----------
                                                        $12,890,355
                                                        ===========

During fiscal 1995 and 1994, the Company leased equipment used in two preschool facilities from an officer/stockholder for $2,000 per month. This lease expires in November 1996. The Company also leased four vehicles used at its preschool facilities during fiscal years 1995 and 1994 from officers/stockholders with aggregate monthly payments of $2,023 per month through March 1997 and $1,190 per month thereafter through June 1998.

Total rent expense for operating leases, net of sublease income of $503,534 and $254,637 and including amounts paid to related parties of $48,290 and $48,290 for fiscal years 1995 and 1994, was $1,916,896 and $2,071,737 for fiscal years 1995 and 1994, respectively.

The Company has employment agreements with two of its principal officers (the Employee). These agreements, which have been revised from time-to-time, provide for minimum salary levels, adjusted annually for cost of living changes, as well as for the payment of incentive bonuses, at the discretion of the Compensation Committee of the Company's Board of Directors, in accordance with Company bonus plans in effect. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements provide that the employees' salaries will be reviewed annually, but such salaries may not be decreased.

Each of the agreements provide that if the Employee is terminated by the Company other than for cause of disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and
(ii) a lump sum payment equal to the sum of three years of the Employee's annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. In addition, all options or warrants to purchase common stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options.

On April 14, 1995, the Company entered into an acquisition consulting and investor relations agreement with a consultant. Pursuant to the agreement, the consultant will provide various acquisition consulting and investor relations services to the Company, including consulting with the Company on matters involving the financial community. The agreement calls for monthly payments of $3,000 for investor relations services until December 31, 1995, which increase to $5,700 through December 31, 1996. The consultant also is to be paid an acquisition consulting fee of $15,000 for each child care center acquired by the Company during the term of the agreement. Pursuant to the agreement, the Company granted the consultant, as additional consideration for consulting services, a warrant to purchase 145,000 shares of the Company's common stock at a price of $1.21875 per share and has agreed to reimburse the consultant for certain expenses. The agreement terminates on December 31, 1996; however, the agreement may be terminated for cause (as defined in the agreement) upon ten days notice to the consultant.

(8)      DEFERRED GAIN ON SALE AND LEASEBACK OF PRESCHOOL FACILITIES:

In 1988, the Company entered into sale and leaseback agreements for three preschool facilities. The aggregate gain of $490,939 is being amortized as a reduction of rent expense over the lease terms of ten and fifteen years. The unamortized deferred gain on the sale and leaseback of these preschool facilities was $177,654 at July 31, 1995.

(9)      SHAREHOLDERS' EQUITY:

The Company's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01, and 1,000,000 shares of preferred stock par value $1.00.

         SALE OF COMMON STOCK AND WARRANTS:

At July 31, 1995, the Company had warrants to purchase 1,000,000 shares of the Company's common stock outstanding. The warrants were issued as part of the Company's initial public offering in September 1987, and have an exercise price of $5.00 per share. On September 20, 1995, the expiration date of the warrants was extended until November 6, 1995 and the exercise price was reduced to $1.00 per share. As a condition of this extension and change in exercise price, warrant holders will be able to exercise only one of every 16 warrants held or a total of 62,500 warrants. No warrants have been exercised.

         SERIES A PREFERRED STOCK:

On February 10, 1995, the Board of Directors adopted a shareholder rights plan (the "Plan"), which authorized the distribution of one right to purchase one one-thousandth of a share of $1.00 par value Series A Participating Preferred Stock (a "Right") for each share of common stock of the Company. Rights will become exercisable following the tenth day (or such later date as may be determined by a majority of the Directors not affiliated with an acquiring person or group) after a person or group (a) acquires beneficial ownership of 15% or more of the Company's common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company's common stock.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of the common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable; thereafter, they may be redeemed for a specified period of time at $0.001 per Right.

         SERIES B PREFERRED STOCK AND WARRANTS:

On April 6, 1990, the Company completed the sale of 500,000 shares of $1.00 par value Series A Preferred Stock for $500,000. On November 22, 1991, the Company issued 500,000 shares of its Series B Preferred Stock ("Series B") in exchange for its formerly issued Series A Preferred Stock and the Series A Preferred Stock was retired. The transaction also included the issuance of warrants to purchase up to 500,000 shares of the Company's common stock at any time during the period from April 6, 1990 to April 6, 1995 at $1.00 per share, subject to adjustment. On April 6, 1995, all 500,000 warrants were exercised. Proceeds from this issuance of common stock, net of issuance and registration costs of $33,815, were $466,185. Each share of Series B has a $1.00 per share liquidation preference, carries a $.10 per share annual cumulative dividend and is convertible into one share of the Company's common stock, subject to adjustment. Cumulative dividends payable on the Series B as of July 31, 1995 were $265,833.

(10)     INCOME TAXES:

Effective August 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that all or some portions of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future. While management believes that the total deferred tax asset will eventually be fully realized by future operations, as a result of the losses experienced prior to fiscal 1992, management recorded a valuation allowance equal to 100% of the deferred tax asset upon adoption of SFAS 109 on August 1, 1993. As a result, the initial adoption of SFAS 109 has no impact on the Company's consolidated financial statements.

At July 31, 1995 and 1994, it was determined that the valuation allowance should be reduced by $220,000 and $475,358, respectively. This determination was based primarily on the improvement in the Company's net income over the past four fiscal years, particularly during fiscal 1995 and 1994.

Accordingly, management believes that it is more likely than not that the Company will generate sufficient taxable income to realize these future tax benefits. The changes in the valuation allowance resulted in the recording of an income tax benefit of $220,000 and $475,358 in the years ended July 31, 1995 and 1994, respectively.

If the Company is unable to generate sufficient taxable income in the future, increases in the valuation allowance will be required through a charge to expense. If, however, the Company achieves sufficient profitability to realize all of the deferred tax assets, the valuation allowance will be further reduced and reflected as an income tax benefit in future periods.

The components of the net deferred tax asset are as follows at July 31, 1995:

                                                                Current        Long-Term           Total
                                                                -------        ---------           -----
Deferred Tax Liabilities
  Excess of book basis over tax
    basis in fixed assets                                      $  -            $ (68,000)        $ (68,000)
  Other                                                           -               (6,000)           (6,000)
                                                               --------        ---------         ---------
                                                                  -              (74,000)          (74,000)
                                                               --------        ---------         ---------
Deferred Tax Assets
  Tax effect of net operating loss
    carryforward                                                  -              800,000           800,000
  Allowance for doubtful accounts                                 8,000           -                  8,000
  Accelerated tax depreciation                                    -              117,000           117,000
  Deferred revenue                                               17,000           -                 17,000
  Accrued vacation and sick leave                                39,000           -                 39,000
  Deferred rent                                                  27,000          178,000           205,000
  Deferred gain on sale of real estate                           18,000           53,000            71,000
  Valuation allowance                                            -              (488,000)         (488,000)
                                                               --------        ---------         ---------
                                                                109,000          660,000           769,000
                                                               --------        ---------         ---------
                                                               $109,000        $ 586,000         $ 695,000
                                                               ========        =========         =========


In fiscal 1995 and 1994, the Company utilized net operating loss carryforwards of $415,000 and $309,000, respectively. Accordingly, there is no income tax expense in 1995 or 1994.

In addition, the Company's net operating loss carryforwards, which comprise 64% of total deferred tax assets, at July 31, 1995, expire as follows:

                        2004                        $  561,982
                        2005                           861,342
                        2006                           564,007
                                                    ----------
                                                    $1,987,331
                                                    ==========

The income tax benefit consists of the following for the years ended July 31, 1995 and 1994:

                                                                1995              1994
                                                              ---------         ---------
Current, net of operating loss carryforwards:

         Federal                                              $  -              $  -
         State                                                   -                 -
                                                              ---------         ---------
                                                                 -                 -
                                                              ---------         ---------

Deferred                                                        237,000           (39,615)
Utilization of net operating loss carryforward                 (166,000)         (125,189)
Change in valuation allowance due to net
   operating loss carryforward recognition                      166,000           125,189
Reduction of valuation allowance                               (457,000)         (435,743)
                                                              ---------         ---------

Income tax benefit                                            $(220,000)        $(475,358)
                                                              =========         =========


A reconciliation of the federal income tax rate to the Company's effective tax rate is as follows at July 31, 1995 and 1994:

                                                                                    1995            1994
                                                                                  --------        --------
          Statutory federal rate                                                     34%             34%
          State taxes, net of federal benefit                                         6               6
          Benefit of net operating loss carryforwards                               (28)            (30)
          Benefit due to reduction in valuation allowance                           (50)           (127)
                                                                                    ---            ----
                                                                                    (38)%          (117)%
                                                                                    ===            ====


(11)     RELATED PARTY TRANSACTIONS:


Certain officers of the Company have personally guaranteed child care facility lease payments to nonrelated parties. In addition, certain officers of the Company have personally guaranteed the Company's outstanding debt. As of July 31, 1995, the aggregate amounts of lease payments and other obligations guaranteed by these officers totalled approximately $6,049,000. See also Note 7.


(12)     EMPLOYEE BENEFIT PLANS:

         1987 STOCK OPTION PLAN

         The Company's Stock Option Plan (the 1987 Plan) was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of common stock are authorized for issuance. To date, options to purchase all of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

         The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons who have voting control over ten percent or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         1995 STOCK OPTION PLAN

         The Company's 1995 Stock Option Plan (the 1995 Plan) authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of common stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. No option may be granted after May 2, 2005.

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's Non-Employee Directors Stock Option Plan (the Directors'
Plan) was adopted by the Board of Directors in May 1995. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. To date, options to purchase 20,000 shares of common stock have been granted; such options have a term of six years with an exercise price of $1.375 per share, which was the fair market value of the underlying shares on the date of grant. Except for options granted on the effective date of the Directors' Plan, which are fully vested, all options granted under the Directors' Plan will be subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

         On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's common stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's common stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

         No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

The following summarizes the activity for the plans for the fiscal year ended July 31, 1995:


                                                                                           Exercise
                                                                                            Price
                                                                         Total             Per Share
                                                                       ---------        ---------------
      Options outstanding at
      beginning of year                                                 181,589         $ .50 - $2.375
             Granted                                                    585,003         $1.00 - $1.5125
             Canceled                                                  (156,592)        $1.19 - $2.00
             Exercised                                                     -
                                                                       --------
      Options outstanding
        at end of year                                                  610,000         $ .50 - $2.375
                                                                       ========
      Exercisable at end of year                                        316,641         $ .50 - $2.375
                                                                       ========
      Options available for
        grant at end of year                                            230,000
                                                                       ========



         401(K) PLAN

In June 1995, the Company implemented a contributory retirement plan (the 401(k)
Plan) for the majority of its employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Code.

The 401(k) Plan provides that each participant may contribute up to 17% of their salary, not to exceed the statutory limit. The Company will make a fixed-matching contribution equal to 25% of each participant's contribution, up to a maximum of 2% of total annual cash compensation received by respective participants. Under the terms of the 401(k) Plan, the Company may also make discretionary year-end contributions. Each participant has the right to direct the investment of his or her funds among certain named plans.

(13)     SUBSEQUENT EVENTS:

The Company entered into a letter of intent for a $5 million, firm commitment public offering of a new series of convertible preferred stock in October 1995. The offering is presently scheduled to be completed in late November 1995. The purpose of the offering is to provide funds for the expansion of the Company's operations, both through the opening of additional Company facilities and the possible acquisition of other child care centers.

In September 1995, the Company entered into an agreement in principle to purchase the operations of two child care centers in Colorado. The transaction is subject to certain conditions, including the negotiation of a definitive agreement and renegotiation of the leases at the two centers. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

--------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE OFFERING MADE HEREBY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE BUSINESS OF THE COMPANY SINCE THE DATE HEREOF.

                             ----------------------


                                TABLE OF CONTENTS                        Page
                                                                         ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . .     3
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
Price Range of Securities . . . . . . . . . . . . . . . . . . . . . . .    13
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Selected Historical and Pro Forma
   Consolidated Financial Data  . . . . . . . . . . . . . . . . . . . .    16
Management's Discussion and Analysis
   of Financial Condition and Results of Operations  . . . . . . . . ..    18
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . .    36
Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .    41
Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . . .    42
Description of Securities . . . . . . . . . . . . . . . . . . . . . . .    44
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                           333,333 SHARES OF SERIES C
                                 PREFERRED STOCK


                            SUNRISE PRESCHOOLS, INC.


                         -------------------------------

                                   PROSPECTUS

                         -------------------------------


                                              , 1995
                             -----------------


                           W.B. MCKEE SECURITIES, INC.


                              SOUTH COAST FINANCIAL
                                SECURITIES, INC.


--------------------------------------------------------------------------------

                              PART II TO FORM SB-2
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 12 of the Company's Certificate limits, to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), as amended, directors' personal liability to the Company or its stockholders for monetary damages or breach of fiduciary duty. Section 145 of the DGCL enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for engaging in intentional misconduct or fraud, knowingly violating a law, for any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

      Section 12 of the Company's Certificate and Article V of the Company's Bylaws require indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL for claims against them in their official capacities, including stockholders' derivative actions.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated costs and expenses of the Company in connection with the Offering other than underwriting discounts.


         SEC Registration Fee ........................        $  2,181
         NASD Filing Fee .............................           1,132
         NASD Listing Fee* ...........................          21,787
         Legal Fees and Expenses* ....................          95,000
         Accounting Fees and Expenses* ...............          35,000
         Representative's Nonaccountable Expense
            Allowance ................................         150,000**
         Printing and Engraving Expenses* ............          10,000
         Blue Sky Fees and Expenses* .................          30,000
         Miscellaneous* ..............................           4,900
                                                              --------
         Total .......................................        $350,000***
                                                              ========


--------------------
*        Estimated
**       $172,500 if Over-Allotment Option is exercised in full.


***      $372,500 if Over-Allotment Option is exercised in full.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      On April 14, 1995, the Company agreed to grant to its investor relations agent, Miller Capital Corporation (d/b/a The Miller Group) ("TMG"), a warrant to purchase 145,000 shares of Common

Stock at a price of $1.21875 per share (the "Warrant"). The Warrant was granted in consideration of investor relations services that TMG agreed to render to the Company. The Warrant was issued in reliance on Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)      EXHIBITS.

   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------

       1.1     Form of Underwriting Agreement                                                 (14)

       1.2     Form of Agreement Among Underwriters                                           (14)

       3.1     Restated Certificate of Incorporation of Registrant                             (1)

       3.2     Certificate of Amendment to Restated Certificate of Incorporation              (14)

       3.3     Certificate of Designation of Series B Preferred Stock of Sunrise               (7)
               Preschools, Inc., dated November 21, 1991

       3.4     Certificate of Designation of Series C Preferred Stock of Sunrise                *
               Preschools, Inc.

       3.5     Bylaws of Registrant, as amended                                                (1)

       3.6     Form of Representative's Warrant                                                 *

       4       Form of Certificate for Series C Preferred Stock                                 *

       5       Opinion and Consent of Squire, Sanders & Dempsey                                 *

      10.1     Lease Agreement dated January 31, 1983 between Earl H. Jones and                (1)
               Venture Educational Programs, Inc.

      10.2     Lease Agreement dated April 1, 1984 between McClintock Associates               (1)
               Limited Partnership, an Arizona limited partnership, and Venture
               Educational  Programs, Inc.

      10.3     Lease Agreement dated October 24, 1986 between Peoria Investment                (1)
               Company, Inc. an Arizona corporation, and Sunrise Preschools,
               Inc., an Arizona corporation

      10.4     Lease Agreement dated October 16, 1986 between Sun School I                     (1)
               Limited Partnership, an Arizona limited partnership, and Sunrise
               Preschools, Inc., an Arizona corporation

      10.5     Lease Agreement dated April 1, 1986, between Sunrise Partners, an               (1)
               Arizona corporation, and Sunrise Preschools, Inc., an Arizona corporation

      10.6     Lease Agreement dated February 5, 1987, between Sun School II                   (1)
               Limited Partnership, an Arizona limited partnership, and Sunrise
               Preschools, Inc., an Arizona corporation


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------

      10.7     Lease Agreement dated June 26, 1987, between Huber Farm Service                 (1)
               of Phoenix, Inc., an Arizona corporation, and Sunrise Preschools,
               Inc., a Delaware corporation

      10.8     Lease Agreement dated June 26, 1987, between Huber Farm Service                 (1)
               of Phoenix, Inc., an Arizona corporation, and Sunrise Preschools,
               Inc., a Delaware corporation

      10.9     Equipment Lease between James R. Evans and Sunrise Preschools,                  (1)
               Inc.

      10.10    Lease Agreement, dated July 29, 1988, between Sunrise Preschools,               (2)
               Inc. and Investad, Inc.

      10.11    Lease Agreement, dated July 25, 1988, between Sunrise Preschools,               (2)
               Inc., and LV Properties, an Arizona general partnership

      10.12    Lease Agreement, dated May 12, 1988, between Sunrise Preschools,                (2)
               Inc. and Jaymark Komer and Eugene Victor Komer and Ruth Lena
               Komer, as Trustees of the Komer Family Trust dated December 30,
               1980

      10.13    Lease Agreement, dated July 29, 1988, between Sunrise Preschools,               (2)
               Inc. and Kailua Beach Center, Inc.

      10.14    Lease Agreement, dated January 11, 1988, between Sunrise                        (3)
               Preschools, Inc. and Mercado Developers

      10.15    Amendment of Lease Agreement dated March 8, 1990 between Sunrise                (4)
               Preschools, Inc. and Jaymark Komer and Komer Family Trust dated
               May 12, 1988

      10.16    Purchase Agreement and Registration Rights Agreement dated April                (5)
               6, 1990, between Sunrise Preschools, Inc. and Lepercq Capital
               Management, Inc.

      10.17    Vehicle Use Agreement dated February 14, 1991 between Sunrise                   (6)
               Preschools, Inc. and James R. Evans

      10.18    Vehicle Use Agreement dated February 14, 1991 between Sunrise                   (6)
               Preschools, Inc. and Barbara L. Owens

      10.19    Lease Agreement, dated July 1, 1991, between Sunrise Preschools,                (6)
               Inc., and Maruni Arizona, Inc.

      10.20    Purchase Agreement, dated November 18, 1991, between Sunrise                    (7)
               Preschools, Inc., LN Investment Capital Limited Partnership,
               Lepercq Investment Limited Partnership II and LN Investment
               Capital Limited Partnership II


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------

      10.21    Amendment of Lease, dated July 22, 1992,  between Sunrise                       (8)
               Preschools, Inc. and Jaymark Komer and Komer Family Trust

      10.22    Management Agreement, dated November 14, 1993, between United                  (11)
               Church of Christ and Sunrise Preschools, Inc.

      10.23    Vehicle Use Agreement dated June 15, 1993 between Sunrise                       (9)
               Preschools, Inc. and James R. Evans

      10.24    Vehicle Use Agreement dated June 15, 1993 between Sunrise                       (9)
               Preschools, Inc. and Barbara L. Owens

      10.25    Management Contract Agreement, dated January 4, 1993, between                   (9)
               Charlie Siddle, a general partnership doing business as the La
               Mancha Racquet Club, and Sunrise Preschools, Inc.

      10.26    Term Sheet Agreement, dated December 7, 1992, between Joy of                    (9)
               Christ Lutheran Church and Sunrise Preschools, Inc.

      10.27    Agreement between Lutheran Church of Honolulu and Sunrise                       (9)
               Preschools, Inc., dated May 19, 1993

      10.28    Contract Agreement, dated November 19, 1992, between Phoenix                    (9)
               Union High School District No. 210 and Sunrise Preschools, Inc.

      10.29    Contract Renewal Agreement, dated July 1, 1993, between Phoenix                 (9)
               Union High School District No. 210 and Sunrise Preschools, Inc.

      10.30    Employment Agreement between Sunrise Preschools, Inc. and James                (10)
               R. Evans, dated October 15, 1993

      10.31    Employment Agreement between Sunrise Preschools, Inc. and Barbara              (10)
               L. Owens, dated October 15, 1993

      10.32    Administrative Services Agreement, License, and Equipment Lease,               (11)
               dated February 1, 1994, between Sunrise Preschools, Inc. and
               Preschool Services, Inc.

      10.33    Contract Renewal Agreement, dated June 20,  1994, between Sunrise              (11)
               Preschools, Inc. and Phoenix Union High School District #210

      10.34    Contract Agreement, dated December 1, 1993, between Sunrise                    (11)
               Preschools, Inc. and the State of Hawaii Department of Human
               Services


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------

      10.35    Preferred Shares Rights Agreement, dated February 10, 1995,                    (12)
               between Sunrise Preschools, Inc. and American Securities
               Transfer, Incorporated, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating
               Preferred Stock, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

      10.36    First Amendment to Employment Agreement between Sunrise                        (13)
               Preschools, Inc. and James R. Evans, dated September 16, 1994
      10.37    First Amendment to Employment Agreement between Sunrise                        (13)
               Preschools, Inc. and Barbara L. Owens, dated September 16, 1994

      10.38    Loan Agreement dated January 24, 1995 between Sunrise Preschools,              (13)
               Inc. and Bank One, Arizona, NA for the purchase of equipment

      10.39    Loan Agreement dated January 24, 1995 between Sunrise Preschools,              (13)
               Inc. and Bank One, Arizona, NA for the purchase of vehicles
      10.40    Revolving Line of Credit Note and Loan Agreement dated January                 (13)
               24, 1995 between Sunrise Preschools, Inc. and Bank One, Arizona,
               NA

      10.41    Acquisition Consulting and Investor Relations Agreement between                (14)
               Sunrise Preschools, Inc. and Miller Capital Corporation, dated
               April 14, 1995

      10.42    Second Amendment to Employment Agreement between Sunrise                       (14)
               Preschools, Inc. and James R. Evans, dated May 4, 1995

      10.43    Second Amendment to Employment Agreement between Sunrise                       (14)
               Preschools, Inc. and Barbara L. Owens, dated May 4, 1995

      11       Computation of Per Share Earnings                                              (14)

      21       List of Subsidiaries                                                           (14)

      23.1     Consent of Arthur Andersen LLP                                                   *


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
      23.2     Consent of Squire, Sanders & Dempsey                                Included in Exhibit 5
      24       Power of Attorney                                                       See Signature Page

-----------------


*        Filed herewith.

(1)   Incorporated by reference to exhibits to Form S-1 filed July 10, 1987.
(2) Incorporated by reference to exhibits to Form 10-K filed on or about October 31, 1988.
(3) Incorporated by reference to exhibits to Form 10-K filed on or about October 30, 1989.
(4) Incorporated by reference to exhibits to Form 10-Q filed on or about January 31, 1990.
(5) Incorporated by reference to exhibits to Form 8-K filed on or about April 20, 1990.
(6) Incorporated by reference to exhibits to Form 10-K filed on or about October 28, 1991.
(7) Incorporated by reference to exhibits to Form 10-Q filed on or about December 16, 1991.
(8) Incorporated by reference to exhibits to Form 10-K filed on or about October 21, 1992.
(9) Incorporated by reference to exhibits to Form 10-KSB filed on or about October 8, 1993.
(10) Incorporated by reference to exhibits to Form 10-QSB filed on or about March 14, 1994.
(11) Incorporated by reference to exhibits to Form 10-KSB for the fiscal year ended July 31, 1994.
(12) Incorporated by reference to exhibits to Form 8-K filed on or about February 10, 1995.
(13) Incorporated by reference to exhibits to Form 10-QSB filed on or about March 10, 1995.
(14)  Incorporated by reference to exhibits to Form SB-2 filed October 23, 1995.


ITEM 28.  UNDERTAKINGS


      1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

      2. The undersigned small business issuer will: (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale and State of Arizona on December 19, 1995.

                                             SUNRISE PRESCHOOLS, INC.
                                             a Delaware corporation

                                             By  /s/ James R. Evans
                                               --------------------------------
                                                James R. Evans, President

      In accordance with the requirements of the Securities Act of 1933, this amendment to registration statement was signed below by the following persons in the capacities and on the dates stated.

  Signature                           Title                                    Date
  ---------                           -----                                    ----
  /s/ James R. Evans                  Chairman of the Board, and President     December 19, 1995
  -------------------------------     (Principal Executive Officer)
  James R. Evans

  /s/ Ronald J. O'Connor              Controller (Principal Financial          December 19, 1995
  -------------------------------     Officer; Principal Accounting
  Ronald J. O'Connor                  Officer)

                     *                Director                                 December 19, 1995
  -------------------------------
  Robert A. Rice

                     *                Director                                 December 19, 1995
  -------------------------------
  Richard H. Hinze

                     *                Director                                 December 19, 1995
  -------------------------------
  Barbara L. Owens

  *By  /s/ James R. Evans
     ----------------------------
           James R. Evans
           Attorney-In-Fact

                                EXHIBIT INDEX


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
       1.1     Form of Underwriting Agreement                                                 (14)

       1.2     Form of Agreement Among Underwriters                                           (14)

       3.1     Restated Certificate of Incorporation of Registrant                             (1)

       3.2     Certificate of Amendment to Restated Certificate of Incorporation              (14)

       3.3     Certificate of Designation of Series B Preferred Stock of Sunrise               (7)
               Preschools, Inc., dated November 21, 1991

       3.4     Certificate of Designation of Series C Preferred Stock of Sunrise              (15)
               Preschools, Inc.

       3.5     Bylaws of Registrant, as amended                                                (1)

       3.6     Form of Representative's Warrant                                               (15)

       4       Form of Certificate for Series C Preferred Stock                               (15)

       5       Opinion and Consent of Squire, Sanders & Dempsey                               (15)

      10.1     Lease Agreement dated January 31, 1983 between Earl H. Jones and                (1)
               Venture Educational Programs, Inc.

      10.2     Lease Agreement dated April 1, 1984 between McClintock Associates               (1)
               Limited Partnership, an Arizona limited partnership, and Venture
               Educational  Programs, Inc.

      10.3     Lease Agreement dated October 24, 1986 between Peoria Investment                (1)
               Company, Inc. an Arizona corporation, and Sunrise Preschools,
               Inc., an Arizona corporation

      10.4     Lease Agreement dated October 16, 1986 between Sun School I                     (1)
               Limited Partnership, an Arizona limited partnership, and Sunrise
               Preschools, Inc., an Arizona corporation

      10.5     Lease Agreement dated April 1, 1986, between Sunrise Partners, an               (1)
               Arizona corporation, and Sunrise Preschools, Inc., an Arizona corporation

      10.6     Lease Agreement dated February 5, 1987, between Sun School II                   (1)
               Limited Partnership, an Arizona limited partnership, and Sunrise
               Preschools, Inc., an Arizona corporation


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
      10.7     Lease Agreement dated June 26, 1987, between Huber Farm Service                 (1)
               of Phoenix, Inc., an Arizona corporation, and Sunrise Preschools,
               Inc., a Delaware corporation

      10.8     Lease Agreement dated June 26, 1987, between Huber Farm Service                 (1)
               of Phoenix, Inc., an Arizona corporation, and Sunrise Preschools,
               Inc., a Delaware corporation

      10.9     Equipment Lease between James R. Evans and Sunrise Preschools,                  (1)
               Inc.

      10.10    Lease Agreement, dated July 29, 1988, between Sunrise Preschools,               (2)
               Inc. and Investad, Inc.

      10.11    Lease Agreement, dated July 25, 1988, between Sunrise Preschools,               (2)
               Inc., and LV Properties, an Arizona general partnership

      10.12    Lease Agreement, dated May 12, 1988, between Sunrise Preschools,                (2)
               Inc. and Jaymark Komer and Eugene Victor Komer and Ruth Lena
               Komer, as Trustees of the Komer Family Trust dated December 30,
               1980

      10.13    Lease Agreement, dated July 29, 1988, between Sunrise Preschools,               (2)
               Inc. and Kailua Beach Center, Inc.

      10.14    Lease Agreement, dated January 11, 1988, between Sunrise                        (3)
               Preschools, Inc. and Mercado Developers

      10.15    Amendment of Lease Agreement dated March 8, 1990 between Sunrise                (4)
               Preschools, Inc. and Jaymark Komer and Komer Family Trust dated
               May 12, 1988

      10.16    Purchase Agreement and Registration Rights Agreement dated April                (5)
               6, 1990, between Sunrise Preschools, Inc. and Lepercq Capital
               Management, Inc.

      10.17    Vehicle Use Agreement dated February 14, 1991 between Sunrise                   (6)
               Preschools, Inc. and James R. Evans

      10.18    Vehicle Use Agreement dated February 14, 1991 between Sunrise                   (6)
               Preschools, Inc. and Barbara L. Owens

      10.19    Lease Agreement, dated July 1, 1991, between Sunrise Preschools,                (6)
               Inc., and Maruni Arizona, Inc.

      10.20    Purchase Agreement, dated November 18, 1991, between Sunrise                    (7)
               Preschools, Inc., LN Investment Capital Limited Partnership,
               Lepercq Investment Limited Partnership II and LN Investment
               Capital Limited Partnership II


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
      10.21    Amendment of Lease, dated July 22, 1992,  between Sunrise                       (8)
               Preschools, Inc. and Jaymark Komer and Komer Family Trust

      10.22    Management Agreement, dated November 14, 1993, between United                  (11)
               Church of Christ and Sunrise Preschools, Inc.

      10.23    Vehicle Use Agreement dated June 15, 1993 between Sunrise                       (9)
               Preschools, Inc. and James R. Evans

      10.24    Vehicle Use Agreement dated June 15, 1993 between Sunrise                       (9)
               Preschools, Inc. and Barbara L. Owens

      10.25    Management Contract Agreement, dated January 4, 1993, between                   (9)
               Charlie Siddle, a general partnership doing business as the La
               Mancha Racquet Club, and Sunrise Preschools, Inc.

      10.26    Term Sheet Agreement, dated December 7, 1992, between Joy of                    (9)
               Christ Lutheran Church and Sunrise Preschools, Inc.

      10.27    Agreement between Lutheran Church of Honolulu and Sunrise                       (9)
               Preschools, Inc., dated May 19, 1993

      10.28    Contract Agreement, dated November 19, 1992, between Phoenix                    (9)
               Union High School District No. 210 and Sunrise Preschools, Inc.

      10.29    Contract Renewal Agreement, dated July 1, 1993, between Phoenix                 (9)
               Union High School District No. 210 and Sunrise Preschools, Inc.

      10.30    Employment Agreement between Sunrise Preschools, Inc. and James                (10)
               R. Evans, dated October 15, 1993

      10.31    Employment Agreement between Sunrise Preschools, Inc. and Barbara              (10)
               L. Owens, dated October 15, 1993

      10.32    Administrative Services Agreement, License, and Equipment Lease,               (11)
               dated February 1, 1994, between Sunrise Preschools, Inc. and
               Preschool Services, Inc.

      10.33    Contract Renewal Agreement, dated June 20,  1994, between Sunrise              (11)
               Preschools, Inc. and Phoenix Union High School District #210

      10.34    Contract Agreement, dated December 1, 1993, between Sunrise                    (11)
               Preschools, Inc. and the State of Hawaii Department of Human
               Services


   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
      10.35    Preferred Shares Rights Agreement, dated February 10, 1995,                    (12)
               between Sunrise Preschools, Inc. and American Securities
               Transfer, Incorporated, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating
               Preferred Stock, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

      10.36    First Amendment to Employment Agreement between Sunrise                        (13)
               Preschools, Inc. and James R. Evans, dated September 16, 1994
      10.37    First Amendment to Employment Agreement between Sunrise                        (13)
               Preschools, Inc. and Barbara L. Owens, dated September 16, 1994

      10.38    Loan Agreement dated January 24, 1995 between Sunrise Preschools,              (13)
               Inc. and Bank One, Arizona, NA for the purchase of equipment

      10.39    Loan Agreement dated January 24, 1995 between Sunrise Preschools,              (13)
               Inc. and Bank One, Arizona, NA for the purchase of vehicles
      10.40    Revolving Line of Credit Note and Loan Agreement dated January                 (13)
               24, 1995 between Sunrise Preschools, Inc. and Bank One, Arizona,
               NA

      10.41    Acquisition Consulting and Investor Relations Agreement between                (14)
               Sunrise Preschools, Inc. and Miller Capital Corporation, dated
               April 14, 1995

      10.42    Second Amendment to Employment Agreement between Sunrise                       (14)
               Preschools, Inc. and James R. Evans, dated May 4, 1995

      10.43    Second Amendment to Employment Agreement between Sunrise                       (14)
               Preschools, Inc. and Barbara L. Owens, dated May 4, 1995

      11       Computation of Per Share Earnings                                              (14)

      21       List of Subsidiaries                                                           (14)

      23.1     Consent of Arthur Andersen LLP                                                 (15)

   Exhibit                                                                               Page Number or
   Number                                 Description                                   Method of Filing
   -------                                -----------                                   ----------------
      23.2     Consent of Squire, Sanders & Dempsey                                Included in Exhibit 5
      24       Power of Attorney                                                       See Signature Page

-----------------

(1)   Incorporated by reference to exhibits to Form S-1 filed July 10, 1987.

(2) Incorporated by reference to exhibits to Form 10-K filed on or about October 31, 1988.

(3) Incorporated by reference to exhibits to Form 10-K filed on or about October 30, 1989.

(4) Incorporated by reference to exhibits to Form 10-Q filed on or about January 31, 1990.

(5) Incorporated by reference to exhibits to Form 8-K filed on or about April 20, 1990.

(6) Incorporated by reference to exhibits to Form 10-K filed on or about October 28, 1991.

(7) Incorporated by reference to exhibits to Form 10-Q filed on or about December 16, 1991.

(8) Incorporated by reference to exhibits to Form 10-K filed on or about October 21, 1992.

(9) Incorporated by reference to exhibits to Form 10-KSB filed on or about October 8, 1993.

(10) Incorporated by reference to exhibits to Form 10-QSB filed on or about March 14, 1994.

(11) Incorporated by reference to exhibits to Form 10-KSB for the fiscal year ended July 31, 1994.

(12) Incorporated by reference to exhibits to Form 8-K filed on or about February 10, 1995.

(13) Incorporated by reference to exhibits to Form 10-QSB filed on or about March 10, 1995.

(14)  Incorporated by reference to exhibits to Form SB-2 filed October 23, 1995.

(15) Incorporated by reference to exhibits to Amendment No. 1 to Form SB-2 filed December 11, 1995.